File No.333-

                       SECURITIES AND EXCHANGE COMMISSION

                                    FORM S-1

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                    GREAT AMERICAN RESERVE INSURANCE COMPANY
              -----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                                      Texas
          -------------------------------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)
            --------------------------------------------------------
            (Primary Standard Industrial Classification Code Number)

                                   75-0300900
                      ------------------------------------
                      (I.R.S. Employer Identification No.)

     11825 N. Pennsylvania Street, Carmel, Indiana 46032-4572 (317) 817-3700
    -------------------------------------------------------------------------
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)

                             Michael A. Colliflower
                    Great American Reserve Insurance Company
                          11825 N. Pennsylvania Street
                              Carmel, Indiana 46032
                                 (317) 817-3700
            --------------------------------------------------------
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                                   Copies to:

                            Judith A. Hasenauer, Esq.
                        Blazzard, Grodd & Hasenauer, P.C.
                                  P.O. Box 5108
                               Westport, CT 06881
                                 (203) 226-7866

Approximate date of commencement of proposed sale to the public... As soon as practicable after the effective date.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box ( ).

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ( ).

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ( ).

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ( ).

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box ( ).

                         CALCULATION OF REGISTRATION FEE

Title of                      Proposed    Proposed
Each Class of                 Maximum     Maximum
Securities        Amount      Offering    Aggregate   Amount of
to be             to be       Price       Offering    Registration
Registered        Registered  Per Unit    Price       Fee

================================================================================
Individual and
Group Fixed
Annuity Contracts
and Certificates      *           *            *        $0

* The maximum aggregate offering price is estimated solely for the purpose of determining the registration fee. The registration fee will be filed by amendment. The amount being registered and the proposed maximum offering price per unit are not applicable in that these securities are not issued in predetermined amounts or units.

==============================================================================
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
==============================================================================

                              CROSS REFERENCE PAGE

ITEM IN FORM S-1                                                          CAPTION IN PROSPECTUS

Item 1.          Forepart of the Registration                            Face Page of Registration,
                 Statement and Outside Front                             Cross Reference Page and
                 Cover Page of Prospectus                                Cover Page of Prospectus

Item 2.          Inside Front and Outside Back                           Cover Page of Prospectus
                 Cover Pages of Prospectus

Item 3.          Summary Information, Risk                               Profile
                 Factors and Ratio of Earnings
                 to Fixed Charges

Item 4.          Use of Proceeds                                         The Annuity Contract

Item 5.          Determination of Offering Price                         The Annuity Contract
                                                                         and Purchases

Item 6.          Dilution                                                Not Applicable

Item 7.          Selling Security Holders                                Not Applicable

Item 8.          Plan of Distribution                                    Distributor

Item 9.          Description of Securities                               The Annuity Contract
                 to be Registered

Item 10.         Interests of Named Experts                              Not Applicable
                 and Counsel

Item 11.         Information with Respect to
                 the Registrant

     (a)         Information required by Item 101                        Business of Great American
                 of Regulation S-K, description                          Reserve
                 of the business

     (b)         Information required by Item 102                        Business of Great American
                 of Regulation S-K, description of                       Reserve
                 property

     (c)         Information required by Item 103                        Business of Great American
                 of Regulation S-K, legal                                Reserve
                 proceedings

     (d)         Where  common  equity   securities  are                 Not  Applicable
                 being offered, information
                 required by Item 201 of Regulation
                 S-K, market price of and dividends
                 on the registrant's common equity
                 and related stockholder matters

     (e)         Financial   statements   meeting   the                  Financial   Statements
                 requirements  of  Regulation  S-X,  as
                 well  as any  financial information
                 required by Rule 3-05 and Article
                 11 of Regulation S-X.

     (f)         Information required by Item 301                        Selected Historical
                 of Regulation S-K, selected                             Financial Data
                 financial data

     (g)         Information required by Item 302                        Not Applicable
                 of Regulation S-K, supplementary
                 financial information

     (h)         Information required by Item 303                        Management's Discussion and
                 of Regulation S-K, management's                         Analysis
                 discussion and analysis of
                 financial condition and results of
                 operations

     (i)         Information required by Item 304                        Not Applicable
                 of Regulation S-K, changes in and
                 disagreements with accountants on
                 accounting and financial
                 disclosure

     (j)         Information required by Item 401                        Directors and Executive
                 of Regulation S-K, directors and                        Officers
                 executive officers

     (k)         Information required by Item 402                        Executive Compensation
                 of Regulation S-K, executive
                 compensation

     (l)         Information  required by Item 403                       Not  Applicable
                 of Regulation S-K,  security
                 ownership  of  certain  beneficial
                 owners  and management

     (m)         Information required by Item 404                        Financial Statements
                 of Regulation S-K, certain
                 relationships and related
                 transactions


                                                                   _______, 1997

               PROFILE OF THE FIXED AND VARIABLE ANNUITY CONTRACT

THIS PROFILE IS A SUMMARY OF SOME OF THE MORE IMPORTANT POINTS THAT YOU SHOULD CONSIDER AND KNOW BEFORE PURCHASING THE CONTRACT. THE CONTRACT IS MORE FULLY DESCRIBED IN THE FULL PROSPECTUS WHICH ACCOMPANIES THIS PROFILE. PLEASE READ THE PROSPECTUS CAREFULLY.

1. THE ANNUITY CONTRACT: The fixed and variable annuity contract (Contract) offered by Great American Reserve is a contract between you, the owner, and Great American Reserve, an insurance company. The Contract provides a means for investing on a tax-deferred basis in a fixed account of Great American Reserve, the 1, 3 and 5 year guarantee periods of the market value adjustment option (mva option) and 36 investment portfolios. The annuity is intended for retirement savings or other long-term investment purposes. It provides a death benefit and guaranteed income options.

This Contract offers 36 investment portfolios which are listed in Section 4. These portfolios are designed to offer a better return than the fixed account. However, this is NOT guaranteed. Market conditions determine whether you make or lose money.

The fixed account offers an interest rate that is guaranteed by the insurance company, Great American Reserve. This interest rate is set periodically. While your money is in the fixed account, the interest your money will earn is guaranteed to be no less than 3% annually by Great American Reserve. The principal is backed by Great American Reserve.

The Contract also offers 3 guarantee periods of the mva option, each for a different time period and with a different interest rate that is guaranteed by Great American Reserve. Currently, 1, 3 and 5 year periods are available. An adjustment to the value of your Contract may apply to withdrawals or transfers from the guarantee period prior to the end of the period.

You can put money in up to 15 of the investment portfolios, the 3 guarantee periods of the mva option and/or the fixed account. You can transfer once in each 30-day period during the accumulation phase without charge or tax implication. After that, a charge of $25 per transfer may be assessed. During the income phase, you may make two transfers each year which are without charge or tax implications.

The Contract, like all deferred annuity contracts, has two phases: the accumulation phase and the income phase. When you are contributing to the contract, it is called the accumulation phase. During the accumulation phase, earnings accumulate on a tax-deferred basis and are taxed as income when you make a withdrawal. The income phase occurs when you begin receiving regular payments from your Contract.

The amount of money you are able to accumulate in your account during the accumulation phase will determine the amount of income payments during the income phase.

2. ANNUITY PAYMENTS (THE INCOME PHASE): If you want to receive regular income from your annuity, you can choose one of four options: (1) monthly payments for a specific number of years in equal installments; (2) monthly payments for your life, but with payments continuing to the beneficiary for 5, 10 or 20 years (as you select) if you die before the end of the selected period; (3) monthly payments of a specified amount until the principal and interest are exhausted; and (4) monthly payments for your lifetime and your survivor's lifetime. Once you begin receiving regular payments, you cannot change your payment plan.

During the income phase, you can choose to have payments come from the fixed account, the investment portfolios or both. Annuity payments cannot come from the mva option. If you choose to have any part of your payments come from the investment portfolios, the dollar amount of your payments may go up or down.

3. PURCHASE: You can buy this Contract with $5,000 or more under most circumstances. You can add $500 ($200 monthly if you use the automatic premium check option) or more any time you like during the accumulation phase. We require at least $2,000 to be invested in a guarantee period of the mva options. If you buy the Contract as an Individual Retirement Annuity (IRA), the minimum we will accept is $2,000 initially and $50 thereafter. Your registered representative can help you fill out the proper forms.

4. INVESTMENT OPTIONS: You can put your money in any or all of these investment portfolios which are described in the prospectuses for the funds:

CONSECO SERIES TRUST
MANAGED BY CONSECO CAPITAL MANAGEMENT

Asset Allocation Portfolio
Common Stock Portfolio
Corporate Bond Portfolio
Government Securities Portfolio
Money Market Portfolio

THE ALGER AMERICAN FUND
MANAGED BY FRED ALGER MANAGEMENT, INC.

Alger American Growth Portfolio
Alger American Leveraged AllCap Portfolio
Alger American MidCap Growth Portfolio
Alger American Small Capitalization Portfolio

AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.
MANAGED BY AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.

VP International
VP Value
VP Income & Growth

BERGER INSTITUTIONAL PRODUCTS TRUST
MANAGED BY BERGER ASSOCIATES

Berger IPT - 100 Fund
Berger IPT - Growth and Income Fund
Berger IPT - Small Company Growth Fund

MANAGED BY BBOI WORLDWIDE LLC

Berger/BIAM IPT - International Fund

THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.
MANAGED BY THE DREYFUS CORPORATION

DREYFUS STOCK INDEX FUND
MANAGED BY THE DREYFUS CORPORATION

FEDERATED INSURANCE SERIES
MANAGED BY FEDERATED ADVISERS

Federated High Income Bond Fund II
Federated International Equity Fund II
Federated Utility Fund II

JANUS ASPEN SERIES
MANAGED BY JANUS CAPITAL CORPORATION

Aggressive Growth Portfolio
Growth Portfolio
Worldwide Growth Portfolio

LAZARD RETIREMENT SERIES, INC.
MANAGED BY LAZARD ASSET MANAGEMENT

Lazard Retirement Equity Portfolio
Lazard Retirement Small Cap Portfolio

LORD ABBETT SERIES FUND, INC.
MANAGED BY LORD, ABBETT & CO.

Growth and Income Portfolio

NEUBERGER & BERMAN ADVISERS MANAGEMENT TRUST
MANAGED BY NEUBERGER & BERMAN MANAGEMENT INCORPORATED

Limited Maturity Bond Portfolio
Partners Portfolio

PAINE WEBBER SERIES TRUST
MANAGED BY MITCHELL HUTCHINS ASSET MANAGEMENT, INC.

Growth and Income Portfolio


STRONG OPPORTUNITY FUND II
MANAGED BY STRONG CAPITAL MANAGEMENT, INC.

STRONG VARIABLE INSURANCE FUNDS, INC.
MANAGED BY STRONG CAPITAL MANAGEMENT, INC.

Growth Fund II

VAN ECK WORLDWIDE INSURANCE TRUST
MANAGED BY VAN ECK ASSOCIATES CORPORATION

Worldwide Hard Assets Fund
Worldwide Bond Fund
Worldwide Emerging Markets Fund
Worldwide Real Estate Fund

Depending upon market conditions, you can make or lose money in any of these portfolios.

5. EXPENSES: The Contract has insurance features and investment features, and there are costs related to each.

Each year Great American Reserve deducts a $30 contract maintenance charge from your Contract. Great American Reserve currently waives this charge if the value of your Contract is at least $50,000. Great American Reserve also deducts for its insurance charges which total 1.40% of the average daily value of your Contract allocated to the investment portfolios.

If you take your money out of the Contract, Great American Reserve may assess a contingent deferred sales charge which is equal to:

No. of Years From Receipt                        Contingent Deferred Sales
  of Purchase Payment                                     Charge
  -------------------                                     ------

First Year                                                 7%
Second Year                                                7%
Third Year                                                 6%
Fourth Year                                                5%
Fifth Year                                                 4%
Sixth Year                                                 3%
Seventh Year                                               2%
Eighth Year and more                                       0%

You may be assessed a premium tax charge which generally ranges from 0%-4% depending on the state.

As with other professionally managed investments, there are also investment charges which range from .30% to 1.50% of the average daily value of the investment portfolio depending upon the investment portfolio.

The following chart is designed to help you understand the expenses in the Contract. The column "Total Annual Expenses" shows the total of the $30 contract maintenance charge (which has been converted to a percentage and is represented as .10% below), the 1.40% insurance charges and the investment expenses for each investment portfolio.

The next two columns show you two examples of the expenses, in dollars, you would pay under a Contract. The examples assume that you invested $1,000 in a contract which earns 5% annually and that you withdraw your money: (1) at the end of year 1, and (2) at the end of year 10. For year 1, the Total Annual Expenses are assessed as well as the contingent deferred sales charges. For year 10, the example shows the aggregate of all the annual expenses assessed for the 10 years, but there is no contingent deferred sales charge.

The premium tax is assumed to be 0% in both examples.

                                                                                              EXAMPLES:

                                         Total Annual       Total Annual        Total         Total Annual
                                         Insurance          Portfolio           Annual        At                 End of:
Portfolio                                Charges            Expenses            Expenses      1 Year             10 Years
---------------------------              ---------          -----------         --------      ------------       --------
CONSECO SERIES TRUST

Asset Allocation                         1.50%               .75%               2.25%         $85                $255
Common Stock                             1.50%               .80%               2.30%         $86                $260
Corporate Bond                           1.50%               .70%               2.20%         $85                $250
Government Securities                    1.50%               .70%               2.20%         $85                $250
Money Market                             1.50%               .45%               1.95%         $82                $224

THE ALGER AMERICAN FUND

Alger American Growth                    1.50%               .79%               2.29%         $86                $259
Alger American Leveraged AllCap          1.50%              1.09%               2.59%         $89                $289
Alger American MidCap Growth             1.50%               .84%               2.34%         $86                $264
Alger American Small                     1.50%               .88%               2.38%         $87                $268
 Capitalization

AMERICAN CENTURY VARIABLE
PORTFOLIOS, INC.

VP International                         1.50%              1.50%               3.00%         $93                $328
VP Value                                 1.50%              1.00%               2.50%         $88                $280
VP Income & Growth                       1.50%               .70%               2.20%         $85                $250

BERGER INSTITUTIONAL PRODUCTS
TRUST

Berger IPT - 100                         1.50%              1.00%               2.50%         $88                $280
Berger IPT - Growth and Income           1.50%              1.00%               2.50%         $88                $280
Berger IPT - Small Company               1.15%              1.15%               2.65%         $89                $295
Growth
Berger/BIAM IPT-International            1.50%              1.20%               2.70%         $90                $300

THE DREYFUS SOCIALLY                     1.50%               .99%               2.49%         $88                $279
RESPONSIBLE GROWTH FUND, INC.

DREYFUS STOCK INDEX FUND                 1.50%               .30%               1.80%         $81                $208

FEDERATED INSURANCE SERIES

Federated High Income Bond II            1.50%               .80%               2.30%         $86                $260
Federated International                  1.50%              1.25%               2.75%         $90                $305
Equity II
Federated Utility II                     1.50%               .85%               2.35%         $86                $265

JANUS ASPEN SERIES

Aggressive Growth                        1.50%               .76%               2.26%         $85                $256
Growth                                   1.50%               .69%               2.19%         $85                $249
Worldwide Growth                         1.50%               .80%               2.30%         $86                $260

LAZARD RETIREMENT SERIES, INC.

Lazard Retirement Equity                 1.50%              1.50%               3.00%         $93                $328
Lazard Retirement Small Cap              1.50%              1.50%               3.00%         $93                $328

LORD ABBETT SERIES FUND, INC.

Growth and Income                        1.50%               .59%               2.09%         $84                $239

NEUBERGER & BERMAN ADVISERS
MANAGEMENT TRUST

Limited Maturity Bond                    1.50%               .78%               2.28%         $86                $258
Partners                                 1.50%               .95%               2.48%         $87                $275

PAINE WEBBER SERIES TRUST


Growth and Income                        1.50%              1.58%               3.08%         $__                $___


STRONG OPPORTUNITY FUND II               1.50%              1.17%               2.67%         $90                $297

STRONG VARIABLE INSURANCE
FUNDS, INC.

Growth II                                1.50%              1.20%               2.70%         $90                $300

VAN ECK WORLDWIDE INSURANCE
TRUST

Worldwide Hard Assets                    1.50%              1.23%               2.73%         $90                $303
Worldwide Bond                           1.50%              1.16%               2.66%         $89                $296
Worldwide Emerging Markets               1.50%              1.32%               2.82%         $___               $___
Worldwide Real Estate                    1.50%              1.25%               2.75%         $90                $305

The expenses reflect any expense reimbursement or fee waivers. For newly formed portfolios, the expenses have been estimated. For more detailed information, see the Fee Table in the prospectus for the contract.

6. TAXES: Your earnings are not taxed until you take them out. If you take money out during the accumulation phase, earnings come out first and are taxed as income. If you are younger than 59 1/2 when you take money out, you may be charged a 10% federal tax penalty on the earnings. Payments during the income phase are considered partly a return of your original investment. That part of each payment is not taxable as income.

7. ACCESS TO YOUR MONEY: You can take money out at any time during the accumulation phase. Every year you can take a portion of your money out of your Contract without a contingent deferred sales charge (CDSC). This amount is equal to the greater of (i) 10% of the value of your Contract (on a non-cumulative basis), or (ii) the IRS minimum distribution requirement if your Contract was issued under an Individual Retirement Annuity, or (iii) the total of your purchase payments that have been in the Contract more than 7 complete years. Withdrawals in excess of these amounts will be charged a contingent deferred sales charge which declines from 7% to 0% depending upon the number of complete years we have had your payment. After Great American Reserve has had a payment for 7 complete years, there is no CDSC charge for withdrawals. Each purchase payment you add to your Contract has its own 7 year contingent deferred sales charge period. Withdrawals from an mva option may be subject to a market value adjustment. Of course, you may also have to pay income tax and a tax penalty on any money you take out.

8. PERFORMANCE: The value of the Contract will vary up or down depending upon the investment performance of the investment portfolios you choose. As of the date of this prospectus, the sale of the Contracts had not begun. Therefore no performance is presented here.

9. DEATH BENEFIT: If you die before entering the income phase, the beneficiary will receive a death benefit. The death benefit will be the greater of: (1) the value of your Contract; or (2) prior to age 90, the total purchase payments you have made, less any adjusted partial withdrawals, increased by 5% each year. Adjusted partial withdrawal means the amount of the partial withdrawal multiplied by the amount of the death benefit just before the partial withdrawal divided by the value of your Contract just before the partial withdrawal. A partial withdrawal is the amount paid to you plus any taxes withheld less any contingent deferred sales charges.

10. OTHER INFORMATION: Free Look. If you cancel the Contract within 10 days after receiving it we will send you whatever your Contract is worth on the day we receive your request (this may be more or less than your original payment) without assessing a contingent deferred sales charge. If you have purchased the contract as an Individual Retirement Annuity (IRA) you will receive back your purchase payment.

No Probate. In many cases, when you die, the beneficiary will receive the death benefit without going through probate. However, the avoidance of probate does not mean that the beneficiary will not have tax liability as a result of receiving the death benefit.

Who should purchase the Contract? This Contract is designed for people seeking long-term tax-deferred accumulation of assets, generally for retirement or other long-term purposes. The tax-deferred feature is most attractive to people in high federal and state tax brackets. You should not buy this Contract if you are looking for a short-term investment or if you cannot take the risk of getting back less money than you invested.

Additional Features. The contract has additional features you might be interested in. These include:

     * You can arrange to have money automatically sent to you monthly, quarterly, semi-annually or annually while your contract is still in the accumulation phase. You'll have to pay taxes on money you receive and you may have to also pay a tax penalty. We call this feature the Systematic Withdrawal Program.

     * You can arrange to have a certain amount of money automatically invested in investment portfolios on a regular basis, theoretically giving you a lower average cost per unit over time than a single one time purchase. We call this feature Dollar Cost Averaging.

     * Great American Reserve will automatically readjust the money between investment portfolios periodically to keep the blend you select. We call this feature Automatic Rebalancing.

     * You can add to your contract directly from your bank account with as little as $200 each month. We call this feature the automatic premium check option.

     * You can elect to have your fixed account interest earnings periodically transferred to one or more investment portfolios. We call this the Sweep Program.

11. INQUIRIES: If you need more information about buying a Contract, please contact us at:


                      Great American Reserve Insurance Company
                      Administrative Office
                      11815 N. Pennsylvania Street
                      Carmel, Indiana 46032
                      (317) 817-3700



                         THE FIXED AND VARIABLE ANNUITY

                                    ISSUED BY

                GREAT AMERICAN RESERVE VARIABLE ANNUITY ACCOUNT F

                                       AND

                    GREAT AMERICAN RESERVE INSURANCE COMPANY



This prospectus describes the Fixed and Variable Annuity Contract offered by Great American Reserve Insurance Company (Great American Reserve).

The annuity contract has 40 investment choices - a fixed account which offers an interest rate which is guaranteed not to be less than 3% by Great American Reserve, three guarantee periods of the market value adjustment account option (MVA option) and 36 investment portfolios listed below. You can put your money in the fixed account, any of the three guarantee periods of the MVA option and/or the investment portfolios. Currently, you can invest in up to 15 investment portfolios at one time.

CONSECO SERIES TRUST
MANAGED BY CONSECO CAPITAL MANAGEMENT

Asset Allocation Portfolio
Common Stock Portfolio
Corporate Bond Portfolio
Government Securities Portfolio
Money Market Portfolio

THE ALGER AMERICAN FUND
MANAGED BY FRED ALGER MANAGEMENT, INC.

Alger American Growth Portfolio
Alger American Leveraged AllCap Portfolio
Alger American MidCap Growth Portfolio
Alger American Small Capitalization Portfolio

AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.
MANAGED BY AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.

VP International
VP Value
VP Income & Growth

BERGER INSTITUTIONAL PRODUCTS TRUST
MANAGED BY BERGER ASSOCIATES

Berger IPT - 100 Fund
Berger IPT - Growth and Income Fund
Berger IPT - Small Company Growth Fund

MANAGED BY BBOI WORLDWIDE LLC

Berger/BIAM IPT - International Fund

THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.
MANAGED BY THE DREYFUS CORPORATION

DREYFUS STOCK INDEX FUND
MANAGED BY THE DREYFUS CORPORATION

FEDERATED INSURANCE SERIES
MANAGED BY FEDERATED ADVISERS

Federated High Income Bond Fund II
Federated International Equity Fund II
Federated Utility Fund II

JANUS ASPEN SERIES
MANAGED BY JANUS CAPITAL CORPORATION

Aggressive Growth Portfolio
Growth Portfolio
Worldwide Growth Portfolio

LAZARD RETIREMENT SERIES, INC.
MANAGED BY LAZARD ASSET MANAGEMENT

Lazard Retirement Equity Portfolio
Lazard Retirement Small Cap Portfolio

LORD ABBETT SERIES FUND, INC.
MANAGED BY LORD, ABBETT & CO.

Growth and Income Portfolio

NEUBERGER & BERMAN ADVISERS MANAGEMENT TRUST
MANAGED BY NEUBERGER & BERMAN MANAGEMENT INCORPORATED

Limited Maturity Bond Portfolio
Partners Portfolio

PAINE WEBBER SERIES TRUST
MANAGED BY MITCHELL HUTCHINS ASSET MANAGEMENT, INC.

Growth and Income Portfolio


STRONG OPPORTUNITY FUND II
MANAGED BY STRONG CAPITAL MANAGEMENT, INC.

STRONG VARIABLE INSURANCE FUNDS, INC.
MANAGED BY STRONG CAPITAL MANAGEMENT, INC.

Growth Fund II

VAN ECK WORLDWIDE INSURANCE TRUST
MANAGED BY VAN ECK ASSOCIATES CORPORATION

Worldwide Hard Assets Fund
Worldwide Bond Fund
Worldwide Emerging Markets Fund
Worldwide Real Estate Fund

Please read this prospectus before investing and keep it on file for future reference. It contains important information about the Great American Reserve Fixed and Variable Annuity Contract.

To learn more about the Great American Reserve Fixed and Variable Annuity Contract, you can obtain a copy of the Statement of Additional Information (SAI) dated __________, 1997. The SAI has been filed with the Securities and Exchange Commission (SEC) and is legally a part of the prospectus. The SEC has a website (http://www.sec.gov) that contains the SAI, material incorporated by reference, and other information regarding companies that file electronically. The Table of Contents of the SAI is on Page __ of this prospectus. For a free copy of the SAI, call us at (800) 824-2726 or write us at our administrative office: 11815
N. Pennsylvania Street, Carmel, Indiana 46032.

INVESTMENT IN A VARIABLE ANNUITY CONTRACT IS SUBJECT TO RISKS, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL. THE CONTRACTS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY FINANCIAL INSTITUTION AND ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD, OR ANY OTHER AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

____________, 1997



                                TABLE OF CONTENTS

                                                                            PAGE

INDEX OF SPECIAL TERMS........................................................ii

FEE TABLE    ..................................................................1

1.  THE ANNUITY CONTRACT.......................................................9

2. ANNUITY PAYMENTS (THE INCOME PHASE)........................................10

3. PURCHASE  .................................................................11
             Purchase Payments................................................11
             Allocation of Purchase Payments..................................11
             Accumulation Units...............................................12

4. INVESTMENT OPTIONS.........................................................13
             Transfers........................................................17
             Dollar Cost Averaging Program....................................18
             Rebalancing Program..............................................18
             Sweep Program....................................................19
             Voting Rights....................................................19
             Substitution.....................................................19

5. EXPENSES  .................................................................19
             Insurance Charges................................................20
             Contract Maintenance Charge......................................20
             Contingent Deferred Sales Charge.................................20
             Reduction or Elimination of the Contingent Deferred Sales Charge.21
             Transfer Fee.....................................................21
             Premium Taxes....................................................22
             Income Taxes.....................................................22
             Investment Portfolio Expenses....................................22

6. TAXES     .................................................................22
             Annuity Contracts in General.....................................22
             Qualified and Non-Qualified Contracts............................23
             Withdrawals - Non-Qualified Contracts............................23
             Withdrawals - Qualified Contracts................................23
             Diversification..................................................23

7. ACCESS TO YOUR MONEY.......................................................24
             Systematic Withdrawal Program....................................24
             Suspension of Payments or Transfers..............................25

8. PERFORMANCE................................................................25

9. DEATH BENEFIT..............................................................26
             Upon Your Death..................................................26
             Death of Annuitant...............................................26

10. OTHER INFORMATION.........................................................26
             Great American Reserve...........................................26
             The Separate Accounts............................................27
             Distributor......................................................27
             Ownership........................................................27
             Beneficiary......................................................28
             Assignment.......................................................28
             Additional Information...........................................28
             Selected Historical Financial Information........................28
             Business of Great American Reserve...............................29
             Management's Discussion and Analysis.............................37
             Directors and Executive Officers.................................37
             Executive Compensation...........................................38
             Independent Accountants..........................................38
             Legal Opinions...................................................38
             Financial Statements.............................................38

TABLE OF CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION..................39

APPENDIX A
         MARKET VALUE ADJUSTMENT..............................................39

                             INDEX OF SPECIAL TERMS

We have tried to make this prospectus as readable and understandable for you as possible. By the very nature of the contract, however, certain technical words or terms are unavoidable. We have identified the following as some of these words or terms. They are identified in the text in italic and the page that is indicated here is where we believe you will find the best explanation for the word or term.

                                                                      PAGE

Accumulation Phase......................................................  8
Accumulation Unit....................................................... 11
Annuitant...............................................................  9
Annuity Date............................................................  8
Annuity Options.........................................................  8
Annuity Payments........................................................  9
Annuity Unit............................................................ 11
Beneficiary............................................................. 26
Contract.................................................................26
Fixed Account...........................................................  8
Guarantee Period........................................................ 14
Income Phase............................................................  8
Investment Portfolios...................................................  8
Joint Owner............................................................. 25
MVA Option.............................................................. 14
Non-Qualified........................................................... 21
Owner................................................................... 25
Purchase Payment........................................................ 10
Qualified............................................................... 21
Tax Deferral............................................................  8


                                    FEE TABLE

OWNER TRANSACTION EXPENSES
Contingent Deferred Sales Charge (as a            No. of Years
percentage of purchase payments)                  from Receipt
(See Note 2 below)                                of Payment          Charge
                                                  ------------        ------
                                                  First Year            7%
                                                  Second Year           7%
                                                  Third Year            6%
                                                  Fourth Year           5%
                                                  Fifth Year            4%
                                                  Sixth Year            3%
                                                  Seventh Year          2%
                                                  Eighth Year and more  0%

TRANSFER FEE (see Note 3 below)    No charge for one transfer in each 30 day
                                   period during the accumulation phase;
                                   thereafter, a fee of $25 per transfer may be charged. No charge for the two transfers allowed during the income phase.

CONTRACT MAINTENANCE CHARGE       $30 per contract per year
(see Note 4 below)

SEPARATE ACCOUNT ANNUAL EXPENSES
(as a percentage of average account value)

Mortality and Expense Risk Charge          1.25%
Administrative Charge                       .15%
                                           -----
TOTAL SEPARATE ACCOUNT ANNUAL EXPENSES     1.40%

INVESTMENT PORTFOLIO EXPENSES (as a percentage of the average daily net assets of an investment portfolio)

                                                                              Other Expenses
                                                                              (after expense
                                                                              reimbursement           Total
                                             Management            12b-1      for certain             Annual
                                             Fees                  Fees       Portfolios)              Portfolio
                                                                                                      Expenses
                                             ----------            ----       --------------          ---------
CONSECO SERIES TRUST (1)
Asset Allocation Portfolio (2)                  0.55%              ---           0.20%                 0.75%
Common Stock Portfolio (2)                      0.60%              ---           0.20%                 0.80%

Corporate Bond Portfolio                        0.50%              ---           0.20%                 0.70%
Government Securities                           0.50%              ---           0.20%                 0.70%
Portfolio
Money Market Portfolio (2)                      0.25%              ---           0.20%                 0.45%

THE ALGER AMERICAN FUND

Alger American Growth                           0.75%              ---           0.04%                  0.79%
Portfolio
Alger American Leveraged                        0.85%              ---           0.24%                  1.09%
AllCap Portfolio (3)

Alger American MidCap Growth                    0.80%              ---           0.04%                  0.84%
Portfolio
Alger Small Capitalization                      0.85%              ---           0.03%                  0.88%
Portfolio

AMERICAN CENTURY VARIABLE
PORTFOLIOS, INC.

VP International                                1.50%              ---           0.0%                   1.50%
VP Value                                        1.00%              ---           0.0%                   1.00%
VP Income & Growth                              0.70%              ---           0.0%                   0.70%

BERGER INSTITUTIONAL PRODUCTS
TRUST

Berger IPT - 100 Fund (4)                       0.00%              ---          1.00%                   1.00%
Berger IPT - Growth and Income                  0.00%              ---          1.00%                   1.00%
Fund (4)
Berger IPT - Small Company                      0.00%              ---          1.15%                   1.15%
Growth Fund (4)
Berger/BIAM IPT -                               0.00%              ---          1.20%                   1.20%
International Fund (5)

THE DREYFUS SOCIALLY                            0.75%              ---          0.24%                   0.99%
RESPONSIBLE GROWTH FUND, INC.
(6)

DREYFUS STOCK INDEX FUND (7)                    .245%              ---          .055%                   0.30%
FEDERATED INSURANCE SERIES

Federated High Income Bond                      0.01%              ---          0.79%                   0.80%
Fund II (8)
Federated International Equity                  0.00%              ---          1.25%                   1.25%
Fund II (8)
Federated Utility Fund II (8)                   0.24%              ---          0.61%                   0.85%

JANUS ASPEN SERIES

Aggressive Growth Portfolio                     0.72%              ---          0.04%                   0.76%
(9)
Growth Portfolio (9)                            0.65%              ---          0.04%                   0.69%
Worldwide Growth Portfolio (9)                  0.66%              ---          0.14%                   0.80%

LAZARD RETIREMENT SERIES, INC.

Lazard Retirement Equity                        0.75%              0.25%        0.50%                   1.50%
Portfolio (10)
Lazard Retirement Small Cap                     0.75%              0.25%        0.50%                   1.50%
Portfolio (10)

LORD ABBETT SERIES FUND, INC.

Growth and Income Portfolio                     0.50%              0.07%        0.02%                   0.59%
(11)

NEUBERGER & BERMAN ADVISERS
MANAGEMENT TRUST (12)

Limited Maturity Bond                           0.65%              ---          0.13%                   0.78%
Portfolio
Partners Portfolio                              0.84%              ---          0.11%                   0.95%

PAINE WEBBER SERIES TRUST


Growth and Income Portfolio                     0.70%              ---           .88%                   1.58%


STRONG OPPORTUNITY FUND II                      1.00%              ---          0.17%                   1.17%

STRONG VARIABLE INSURANCE
FUNDS, INC.

Growth Fund II (13)                             1.00%              ---          0.20%                   1.20%

VAN ECK WORLDWIDE INSURANCE TRUST (14)

Worldwide Hard Assets Fund                      1.00%              ---          0.23%                   1.23%
Worldwide Bond Fund                             1.00%              ---          0.16%                   1.16%
Worldwide Emerging Markets                      1.00%              ---          0.32%                   1.32%
Fund
Worldwide Real Estate Fund                      0.00%              ---          0.00%                   0.00%

     (1) Conseco Capital Management, Inc., the investment adviser of Conseco Series Trust, has voluntarily agreed to reimburse all expenses, including management fees, in excess of the following percentage of the average annual net assets of each listed Portfolio, as long as such reimbursement would not result in a Portfolio's inability to qualify as a regulated investment company under the Code: 0.75% for the Asset Allocation Portfolio; 0.80% for the Common Stock Portfolio; 0.70% for the Corporate Bond Portfolio and Government Securities Portfolio; and 0.45% for the Money Market Portfolio. The total percentages in the above table is after reimbursement. In the absence of expense reimbursement, the total fees and expenses in 1996 would have totaled: 0.95% for the Asset Allocation Portfolio; 0.81% for the Common Stock Portfolio; 0.77% for the Corporate Bond Portfolio; 0.91% for the Government Securities Portfolio; and 0.58% for the Money Market Portfolio.

     (2) Conseco Capital Management, Inc., since January 1, 1993, has voluntarily waived its management fees in excess of the annual rates set forth above. Absent such fee waivers, the management fees would be: .65% for the Asset Allocation Portfolio; .65% for the Common Stock Portfolio; and .50% for the Money Market Portfolio.

     (3) The Alger American Leveraged AllCap Portfolio "Other Expenses" includes .03% of interest expense.

     (4) Berger Associates, the Fund's investment adviser, has voluntarily agreed to waive its advisory fee and has voluntarily reimbursed the Fund for additional expenses to the extent that normal operating expenses in any fiscal year, including the investment advisory fee but excluding brokerage commissions, interest, taxes and extraordinary expenses, of each of the Berger IPT - 100 Fund and the Berger IPT Growth and Income Fund exceed 1.00%, and the normal operating expenses in any fiscal year of the Berger IPT - Small Company Growth Fund exceed 1.15% of the respective Fund's average daily net assets. Absent the voluntary waiver and reimbursement, the Management Fee for the Berger IPT -100 Fund, Berger IPT - Growth and Income Fund and the Berger IPT - Small Company Growth Fund would have been .75%, .75% and .90%, respectively, and their Total Annual Portfolio Expenses would have been 7.69%, 7.70% and 8.57%, respectively.

     (5) Based on estimated expenses for the first year of operations of the Berger/BIAM IPT - International Fund, after fee waivers and expense reimbursements. BBOI Worldwide LLC, the Fund's investment adviser, has voluntarily agreed to waive its advisory fee and expects to voluntarily reimburse the Fund for additional expenses to the extent that normal operating expenses in any fiscal year, including the investment advisory fee but excluding brokerage commissions, interest, taxes and extraordinary expenses, of the Berger/BIAM IPT - International Fund exceed 1.20% of the Fund's average daily net assets. Absent the voluntary waiver and reimbursement, the Management Fee for the Berger/BIAM IPT - International Fund would be 0.90%, and its Total Expenses are estimated to be 8.96%.

     (6) In 1996, The Dreyfus Corporation waived .03% of its management fee. The Dreyfus Corporation does not intend to waive a portion of its management fee for fiscal year 1997.

     (7) The Dreyfus Corporation, the Fund's manager, has voluntarily agreed until such time as it gives investors 180 days' notice to the contrary, to reimburse all or a portion of its advisory fee to the extent that the total expenses of the Fund (excluding brokerage commission, transactions fees and extraordinary expenses) are in excess of .40 of 1% of the value of the Fund's average daily net assets.

     (8) In the absence of a voluntary waiver by Federal Advisers, the Funds' investment adviser, the Management Fee and Total Annual Portfolio Expenses would have been 0.60% and 1.39%, respectively, for High Income Bond and 0.75% and 1.36%, respectively, for Utility. Absent a voluntary waiver of the management fee and the voluntary reimbursement of certain other operating expenses by Federal Advisers, the Management Fee and Total Annual Portfolio Expenses for International Equity would have been 1.00% and 4.30%, respectively.

     (9) The expense figures shown are net of certain fee waivers or reductions from Janus Capital Corporation, the investment adviser of the Janus Aspen Series. Without such waivers or reductions, the total fees and expenses in 1996 would have totaled: 0.83% for Aggressive Growth; 0.83% for Growth; and 0.91% for Worldwide Growth.

     (10)  Lazard  Asset  Management,   the  Fund's  investment   adviser,   has
voluntarily agreed to reimburse all expenses, including management fees, in excess of 1.50% of the average annual net assets of the Portfolio.

     (11) The Growth and Income Portfolio of Lord Abbett Series Fund, Inc. has a 12b- 1 plan which provides for payments to Lord, Abbett & Co. for remittance to a life insurance company for certain distribution expenses (see the Fund Prospectus). The 12b-1 plan provides that such remittances, in the aggregate, will not exceed .15%, on an annual basis, of the daily net asset value of shares of the Growth and Income Portfolio. As of May 1, 1997, no payments had been made under the 12b-1 plan. For the year ending December 31, 1997, the 12b-1 fees are estimated to be .07%. The examples below for this Portfolio reflect the estimated 12b-1 fees.

     (12) Neuberger & Berman Advisers Management Trust is divided into portfolios (Portfolios), each of which invests all of its net investable assets in a corresponding series of Advisers Managers Trust. The figures reported under "Management Fees" include the total of the administration fees paid by the Portfolio and the management fees paid by its corresponding series. Similarly, "Other Expenses" includes all other expenses of the Portfolio and its corresponding series.

     (13) Strong Capital Management, Inc., the investment advisor of the Strong Growth Fund II, has voluntarily agreed to cap the Fund's total operating expenses at 1.20%. The Advisor has no current intention to, but may in the future, discontinue or modify any waiver of fees or absorption of expenses at its discretion with appropriate notification to its shareholders.

     (14) All figures are annualized. Expenses of Worldwide Real Estate Fund, which commenced operation in June 1997, are being assumed by the Fund's investment adviser. Without such assumption, Worldwide Real Estate Fund's Management Fee would be 1.00%, Other Expenses would be 0.32% and Total Expenses would be 1.32%. Other Expenses of Worldwide Real Estate Fund are an estimate which assumes $80 million in average daily net assets, and may be greater or less than those shown. Prior to April 30, 1997, Worldwide Hard Assets Fund was named Gold and Natural Resources Fund.

EXAMPLES:

You would pay the following expenses on a $1,000 investment, assuming a 5% annual return on assets:

     (a)  upon surrender at the end of each time period;
     (b) if the contract is not surrendered;
     (c) if the contract is annuitized.

                                                                                            Time Periods

                                                                                 1 year                  3 years
                                                                                 ------------            -------
CONSECO SERIES TRUST

  Asset Allocation                                                               (a) $85                 (a) $123
                                                                                 (b) $23                 (b) $ 69
                                                                                 (c) $85                 (c) $123
  Common Stock                                                                   (a) $86                 (a) $124
                                                                                 (b) $23                 (b) $ 71
                                                                                 (c) $86                 (c) $124
  Corporate Bond                                                                 (a) $85                 (a) $121
                                                                                 (b) $22                 (b) $ 68
                                                                                 (c) $85                 (c) $121
  Government Securities                                                          (a) $85                 (a) $121
                                                                                 (b) $22                 (b) $ 68
                                                                                 (c) $85                 (c) $121
  Money Market                                                                   (a) $82                 (a) $114
                                                                                 (b) $20                 (b) $ 60
                                                                                 (c) $82                 (c) $114
THE ALGER AMERICAN FUND

  Alger American Growth                                                          (a) $86                 (b) $124
                                                                                 (b) $23                 (b) $ 71
                                                                                 (c) $86                 (c) $124
  Alger American Leveraged AllCap                                                (a) $89                 (a) $133
                                                                                 (b) $26                 (b) $ 80
                                                                                 (c) $89                 (c) $133
  Alger American MidCap Growth                                                   (a) $86                 (a) $126
                                                                                 (b) $23                 (b) $ 72
                                                                                 (c) $86                 (c) $126
  Alger American Small Capitalization                                            (a) $87                 (a) $127
                                                                                 (b) $24                 (b) $ 73
                                                                                 (c) $87                 (c) $127

AMERICAN CENTURY VARIABLE PORTFOLIO, INC.

  VP International                                                               (a) $93                 (a) $145
                                                                                 (b) $30                 (b) $ 92
                                                                                 (c) $93                 (c) $145
  VP Value                                                                       (a) $88                 (a) $130
                                                                                 (b) $25                 (b) $ 77
                                                                                 (c) $88                 (c) $130
  VP Income & Growth                                                             (a) $85                 (a) $121
                                                                                 (b) $22                 (b) $ 68
                                                                                 (c) $85                 (c) $121

BERGER INSTITUTIONAL PRODUCTS TRUST

  Berger IPT - 100                                                               (a) $88                 (a) $130
                                                                                 (b) $25                 (b) $ 77
                                                                                 (c) $88                 (c) $130
  Berger IPT - Growth and Income                                                 (a) $88                 (a) $130
                                                                                 (b) $25                 (b) $ 77
                                                                                 (c) $88                 (c) $130
  Berger IPT - Small Company Growth                                              (a) $89                 (a) $135
                                                                                 (b) $27                 (b) $ 81
                                                                                 (c) $89                 (c) $135
  Berger/BIAM IPT - International                                                (a) $90                 (a) $136
                                                                                 (b) $27                 (b) $ 83
                                                                                 (c) $90                 (c) $136
THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.

                                                                                 (a) $88                 (a) $130
                                                                                 (b) $25                 (b) $ 77
                                                                                 (c) $88                 (c) $130

DREYFUS STOCK INDEX FUND

                                                                                 (a) $81                 (a) $109
                                                                                 (b) $18                 (b) $ 56
                                                                                 (c) $81                 (c) $109
FEDERATED INSURANCE SERIES

  Federated High Income Bond II                                                  (a) $86                 (a) $124
                                                                                 (b) $23                 (b) $ 71
                                                                                 (c) $86                 (c) $124
  Federated International Equity II                                              (a) $90                 (a) $138
                                                                                 (b) $28                 (b) $ 84
                                                                                 (c) $90                 (c) $138
  Federated Utility II                                                           (a) $86                 (a) $126
                                                                                 (b) $24                 (b) $ 72
                                                                                 (c) $86                 (c) $126

JANUS ASPEN SERIES

  Aggressive Growth                                                              (a) $85                 (a) $123
                                                                                 (b) $23                 (b) $ 70
                                                                                 (c) $85                 (c) $123
  Growth                                                                         (a) $85                 (a) $121
                                                                                 (b) $22                 (b) $ 68
                                                                                 (c) $85                 (c) $121
  Worldwide Growth                                                               (a) $86                 (a) $124
                                                                                 (b) $23                 (b) $ 71
                                                                                 (c) $86                 (c) $124

LAZARD RETIREMENT SERIES, INC.

  Lazard Retirement Equity                                                       (a) $93                 (a) $145
                                                                                 (b) $30                 (b) $ 92
                                                                                 (c) $93                 (c) $145
  Lazard Retirement Small Cap                                                    (a) $93                 (a) $145
                                                                                 (b) $30                 (b) $ 92
                                                                                 (c) $93                 (c) $145

LORD ABBETT SERIES FUND, INC.

  Growth and Income                                                              (a) $84                 (a) $118
                                                                                 (b) $21                 (b) $ 65
                                                                                 (c) $84                 (c) $118
NEUBERGER & BERMAN ADVISERS MANAGEMENT TRUST

  Limited Maturity Bond                                                          (a) $86                 (a) $124
                                                                                 (b) $23                 (b) $ 70
                                                                                 (c) $86                 (c) $124
  Partners                                                                       (a) $87                 (a) $129
                                                                                 (b) $25                 (b) $ 75
                                                                                 (c) $87                 (c) $129

PAINE WEBBER SERIES TRUST


  Growth and Income                                                              (a) $                   (a) $
                                                                                 (b) $                   (b) $
                                                                                 (c) $                   (c) $


STRONG OPPORTUNITY FUND II                                                       (a) $90                 (a) $136
                                                                                 (b) $27                 (b) $ 82
                                                                                 (c) $90                 (c) $ 82
STRONG VARIABLE INSURANCE FUNDS, INC.

  Growth II                                                                      (a) $90                 (a) $136
                                                                                 (b) $27                 (b) $ 83
                                                                                 (c) $90                 (c) $136
VAN ECK WORLDWIDE INSURANCE TRUST

  Worldwide Hard Assets                                                          (a) $90                 (a) $137
                                                                                 (b) $27                 (b) $ 84
                                                                                 (c) $90                 (c) $137
  Worldwide Bond                                                                 (a) $89                 (a) $135
                                                                                 (b) $27                 (b) $ 82
                                                                                 (c) $89                 (c) $135
  Worldwide Emerging Markets                                                     (a) $__                 (a) $___
                                                                                 (b) $__                 (b) $___
                                                                                 (c) $__                 (c) $___
  Worldwide Real Estate                                                          (a) $90                 (a) $138
                                                                                 (b) $28                 (b) $ 84
                                                                                 (c) $90                 (c) $138

EXPLANATION OF FEE TABLE AND EXAMPLES

     1. The purpose of the Fee Table is to show you the various expenses you will incur directly or indirectly with the contract. The Fee Table reflects expenses of the Separate Account as well as the investment portfolios.

     2. Every year you can take money out of your contract, without the contingent deferred sales charge, of an amount equal to the greater of: (i) 10% of the value of your contract (on a non-cumulative basis), or (ii) the IRS minimum distribution requirement for your contract if issued as an Individual Retirement Annuity, or (iii) the total of your purchase payments that have been in the contract more than 7 complete years.

     3. Great American Reserve will not charge you the transfer fee even if there are more than one transfer in a 30-day period during the accumulation phase if the transfer is for the Dollar Cost Averaging, Sweep or Rebalancing Programs. We will also not charge you a transfer fee on transfers made at the end of the free look period. All reallocations made on the same day count as one transfer.

     4. Great American Reserve will not charge the contract maintenance charge if the value of your contract is $50,000 or more, although, if you make a complete withdrawal, Great American Reserve will charge the contract maintenance charge.

     5. Premium taxes are not reflected. Premium taxes may apply depending on the state where you live.

     6. The assumed average contract size is $30,000.

     7. THE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

As of the date of this prospectus, the sale of the contracts had not begun and the investment portfolios did not have any assets. Therefore, no condensed financial information is presented.

                             1. THE ANNUITY CONTRACT

This Prospectus describes the Fixed and Variable Annuity Contract offered by Great American Reserve.

An annuity is a contract between you, the owner, and an insurance company (in this case Great American Reserve), where the insurance company promises to pay you an income, in the form of annuity payments, beginning on a designated date that is at least 90 days after we issue your contract. Until you decide to begin receiving annuity payments, your annuity is in the accumulation phase. Once you begin receiving annuity payments, your contract switches to the income phase. The contract benefits from tax deferral.

Tax deferral means that you are not taxed on earnings or appreciation on the assets in your contract until you take money out of your contract.

The contract is a variable annuity. You can choose among 36 investment portfolios and, depending upon market conditions, you can make or lose money in any of these portfolios. If you select the variable annuity portion of the contract, the amount of money you are able to accumulate in your contract during the accumulation phase depends upon the investment performance of the investment portfolio(s) you select. The amount of the annuity payments you receive during the income phase from the variable annuity portion of the contract also depends upon the investment performance of the investment portfolios you select for the income phase.

The contract contains a fixed account. The fixed account offers an interest rate that is guaranteed to be no less than 3% by Great American Reserve. If you select the fixed account, the amount of money you are able to accumulate in your contract during the accumulation phase depends upon the total interest credited to your contract. The amount of the annuity payments you receive during the income phase from the fixed account portion of the contract will remain level for the entire income phase.

The contract also contains 3 guarantee periods within the MVA option. Your money will earn interest at the rate set by Great American Reserve. The interest rate is guaranteed by Great American Reserve for the time you agree to leave your money in the guarantee period. We currently offer guarantee periods for 1, 3 and 5 years. To the extent you allocate money to a guarantee period, the amount of money you are able to accumulate in your contract during the accumulation phase depends upon the total interest credited to your contract. An adjustment to your contract will apply to withdrawals, transfers or annuitizations from the 1, 3 and 5 year guarantee periods prior to the end of the selected period.

As owner of the contract, you exercise all rights under the contract. You can change the owner at any time by notifying Great American Reserve in writing. You and another person can be named joint owners. We have described more information on this in Section 10 - Other Information.

                     2. ANNUITY PAYMENTS (THE INCOME PHASE)

Under the contract you can receive regular income payments. You can choose the month and year in which those payments begin. We call that date the annuity date. Your annuity date can be any date selected by you. You can also choose among income plans. We call those annuity options.

We ask you to choose your annuity date when you purchase the contract. With 30 days notice to us, you can change the annuity date or annuity option at any time before the annuity date. Your annuity date cannot be any earlier than 90 days after we issue the contract. Annuity payments must begin by the earlier of the annuitant's 90th birthday or the maximum date allowed by law. The annuitant is the person whose life we look to when we determine annuity payments.

You can select an annuity option any time 30 days before the annuity date. If you do not choose an annuity option, we will assume that you selected Option 2 which provides a life annuity with 10 years of guaranteed payments.

On the annuity date the value of your contract, less any premium tax, plus any market value adjustment (which may be positive or negative), less any contingent deferred sales charge, and less any contract maintenance charge will be applied under the annuity option you selected. If you select an annuity date that is at least 4 years after your contract was issued and you choose an annuity option that has a life contingency or is for a minimum of 5 years, the value of your contract, less any premium tax and less any contract maintenance charge will be applied under the annuity option you selected. A CDSC will not be deducted under these circumstances.

During the income phase, you can choose to have payments come from the investment portfolios, the fixed account or both. Payments cannot come from the MVA option during the income phase. If you don't tell us otherwise, your annuity payments will be based on the investment allocations in the investment portfolios and fixed account that were in place on the annuity date.

If you choose to have any portion of your annuity payments come from the investment portfolio(s), the dollar amount of your payment will depend upon 3 things: 1) the value of your contract in the investment portfolio(s) on the annuity date, 2) the 3% or 5% (as you selected) assumed investment rate used in the annuity table for the contract, and 3) the performance of the investment portfolios you selected. You can choose either a 5% or a 3% assumed investment rate. If the actual performance exceeds the 3% or 5% (as you selected) assumed rate, your annuity payments will increase. Similarly, if the actual rate is less than 3%, your annuity payments will decrease.

Unless you notify us otherwise, we will pay the annuity payments to you. You can change the payee at any time prior to the annuity date. Income from any distribution will be reported to you for tax purposes.

You can choose one of the following annuity options or any other annuity option which is acceptable to Great American Reserve. After annuity payments begin, you cannot change the annuity option.

     OPTION 1. INCOME FOR A SPECIFIED PERIOD. We will pay an income for a specific number of years in equal installments

     OPTION 2. LIFE ANNUITY WITH 5, 10 OR 20 YEARS GUARANTEED. We will make monthly annuity payments so long as the annuitant is alive. However, if, when the annuitant dies, we have made annuity payments for less than the selected guaranteed period, we will then continue to make annuity payments for the rest of the guaranteed period to the beneficiary.

     OPTION 3. INCOME OF SPECIFIED AMOUNT. We will pay income of a specified amount until the principal and interest are exhausted.

     OPTION 4. JOINT AND SURVIVOR ANNUITY. We will make monthly annuity payments so long as the annuitant and a joint annuitant are both alive. When either of these people die, the amount of the annuity payments we will make to the survivor can be equal to 100%, 66 2/3% or 50% of the amount that we would have paid if both were alive.

Annuity payments are made monthly unless you have less than $5,000 to apply toward a payment. In that case, Great American Reserve may make a single lump sum payment to you. Likewise, if your annuity payments would be less than $50 a month, Great American Reserve has the right to change the frequency of payments so that your annuity payments are at least $50.

                                   3. PURCHASE

PURCHASE PAYMENTS

A purchase payment is the money you give us to buy the contract. The minimum we will accept is $5,000 when the contract is bought as a non-qualified contract. If you are buying the contract as part of an IRA (Individual Retirement Annuity) the minimum we will accept is $2,000. For each guarantee period of the MVA option, a minimum of $2,000 is required. The maximum we accept is $500,000 without our prior approval. You can make additional purchase payments of $500 or more to a non-qualified contract and $50 to an IRA contract. However, if you select the automatic premium check option, you can make additional payments of $200 each month for non-qualified contracts and $50 each month for IRA contracts.

ALLOCATION OF PURCHASE PAYMENTS

When you purchase a contract, we will allocate your purchase payment to the fixed account, the guarantee periods of the MVA option and/or one or more of the investment portfolios you have selected. CURRENTLY, YOU CAN ALLOCATE MONEY TO UP TO 15 INVESTMENT PORTFOLIOS AT ANY ONE TIME. If you make additional purchase payments, we will allocate them in the same way as your first purchase payment unless you tell us otherwise. Currently, the minimum amount which can be allocated to any of the guarantee periods of MVA option is $2,000. We reserve the right to change this amount in the future.

If you change your mind about owning this contract, you can cancel it within 10 days after receiving it. When you cancel the contract within this time period, Great American Reserve will not assess a contingent deferred sales charge. On the day we receive your request we will return the value of your contract. If you have purchased the contract as an IRA, we are required to give you back your purchase payment if you decide to cancel your contract within 10 days after receiving it.

Once we receive your purchase payment and the necessary information, we will issue your contract and allocate your first purchase payment within 2 business days. If you do not provide us all of the information needed, we will contact you. If for some reason we are unable to complete this process within 5 business days, we will either send back your money or get your permission to keep it until we get all of the necessary information. If you add more money to your contract by making additional purchase payments, we will credit these amounts to your contract within one business day. Our business day closes when the New York Stock Exchange closes, usually 4:00 P.M. Eastern time.

ACCUMULATION UNITS

The value of the variable annuity portion of your contract will increase or decrease depending upon the investment performance of the investment portfolio(s) you choose. In order to keep track of the value of your contract, we use a unit of measure we call an accumulation unit. (An accumulation unit works like a share of a mutual fund.) During the income phase of the contract we call the unit an annuity unit.

Every day we determine the value of an accumulation unit for each of the investment portfolios by multiplying the accumulation unit value for the previous period by a factor for the current period. The factor is determined by:

1. dividing the value of an investment portfolio share at the end of the current period (and any charges for taxes) by the value of an investment portfolio share for the previous period; and

2. subtracting the daily amount of the insurance charges.

The value of an accumulation unit may go up or down from day to day.

When you make a purchase payment, we credit your contract with accumulation units. The number of accumulation units credited is determined by dividing the amount of the purchase payment allocated to an investment portfolio by the value of the accumulation unit for that investment portfolio.

We calculate the value of an accumulation unit for each investment portfolio after the New York Stock Exchange closes each day and then credit your contract.

     EXAMPLE:

     On Wednesday we receive an additional purchase payment of $4,000 from you. You have told us you want this to go to the Common Stock Portfolio. When the New York Stock Exchange closes on that Wednesday, we determine that the value of an accumulation unit for the Common Stock Portfolio is $12.25. We then divide $4,000 by $12.25 and credit your contract on Wednesday night with 326.53 accumulation units for the Common Stock Portfolio.

                              4. INVESTMENT OPTIONS

INVESTMENT PORTFOLIOS

The contract offers 36 investment portfolios which are briefly described below. You can invest in up to 15 investment portfolios at any one time. Additional investment portfolios may be available in the future.

Shares of the funds are offered in connection with certain variable annuity contracts and variable life insurance policies of various life insurance companies which may or may not be affiliated with Great American Reserve. Certain investment portfolios are also sold directly to qualified plans. The funds do not believe that offering their shares in this manner will be disadvantageous to you.

YOU SHOULD READ THE PROSPECTUSES FOR THESE FUNDS CAREFULLY BEFORE INVESTING. COPIES OF THESE PROSPECTUSES ARE ATTACHED TO THIS PROSPECTUS.

CONSECO SERIES TRUST

Conseco Series Trust is a mutual fund with multiple portfolios. Conseco Series Trust is managed by Conseco Capital Management. The following portfolios are available under the contract:

Asset Allocation Portfolio
Common Stock Portfolio
Corporate Bond Portfolio
Government Securities Portfolio
Money Market Portfolio

THE ALGER AMERICAN FUND

The Alger American Fund is a mutual find with multiple portfolios. Fred Alger Management, Inc. serves as the investment adviser. The following portfolios are available under the contract:

Alger American Growth Portfolio
Alger American Leveraged AllCap Portfolio
Alger American MidCap Growth Portfolio
Alger American Small Capitalization Portfolio

AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.

American Century Variable Portfolios, Inc. is a series of funds managed by American Century Investment Management, Inc. The following portfolios are available under the contract:

VP International
VP Value
VP Income & Growth

BERGER INSTITUTIONAL PRODUCTS TRUST

Berger Institutional Products Trust is a mutual fund with multiple portfolios. Berger Associates is the investment adviser to all portfolios except the Berger/BIAM IPT - International Fund. BBOI Worldwide LLC is the adviser to the Berger/BIAM IPT - International Fund. The following portfolios are available under the contract:

Berger IPT - 100 Fund
Berger IPT - Growth and Income Fund
Berger IPT - Small Company Growth Fund
Berger/BIAM IPT - International Fund

THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.

The Dreyfus Socially Responsible Growth Fund, Inc. is managed by The Dreyfus Corporation. Dreyfus has hired NCM Capital Management Group, Inc. to serve as sub-investment adviser and provided day-to-day management of the Fund's investments.

DREYFUS STOCK INDEX FUND

The Dreyfus Corporation serves as the Fund's manager. Dreyfus has hired its affiliate, Mellon Equity Associates, to serve as the Fund's index fund manager and provide day-to-day management of the Fund's investments.

FEDERATED INSURANCE SERIES

Federated Insurance Series is a mutual fund with multiple portfolios. Federated Advisers is the investment adviser. The following portfolios are available under the contract:

Federated High Income Bond Fund II
Federated International Equity Fund II
Federated Utility Fund II

JANUS ASPEN SERIES

The Janus Aspen Series is a mutual fund with multiple portfolios which are advised by Janus Capital Corporation. The following portfolios are available under the contract:

Aggressive Growth Portfolio
Growth Portfolio
Worldwide Growth Portfolio

LAZARD RETIREMENT SERIES, INC.

Lazard Retirement Series, Inc. is a mutual fund with multiple portfolios. Lazard Asset Management, a division of Lazard Freres & Co. LLC, is the investment manager for each portfolio. The following portfolios are available under the contract:

Lazard Retirement Equity Portfolio
Lazard Retirement Small Cap Portfolio

LORD ABBETT SERIES FUND, INC.

Lord Abbett Series Fund, Inc. is a mutual fund with multiple portfolios. Each portfolio is managed by Lord, Abbett & Co. The following portfolio is available under the contract:

Growth and Income Portfolio

NEUBERGER & BERMAN ADVISERS MANAGEMENT TRUST

Each portfolio of Neuberger & Berman Advisers Management Trust invests in a corresponding series of Advisers Managers Trust. All series of Advisers Managers Trust are managed by Neuberger & Berman Management Incorporated. The following are available under the contract:

Limited Maturity Bond Portfolio
Partners Portfolio

PAINE WEBBER SERIES TRUST

Paine Webber Series Trust is a mutual fund with multiple portfolios. Mitchell Hutchins Asset Management Inc. provides advisory and administrative services to the Fund. The following portfolio is available under the contract:


Growth and Income Portfolio


STRONG OPPORTUNITY FUND II

Strong Opportunity Fund II is a mutual fund managed by Strong Capital Management, Inc.

STRONG VARIABLE INSURANCE FUNDS, INC.

Strong Variable Insurance Funds, Inc. is a mutual fund with multiple series. Strong Capital Management, Inc. serves as the investment adviser. The following series is available under the contract:

Growth Fund II

VAN ECK WORLDWIDE INSURANCE TRUST

Van Eck Worldwide Insurance Trust is a mutual fund with multiple portfolios which are managed by Van Eck Associates Corporation. The following portfolios are available under the contract:

Worldwide Hard Assets Fund
Worldwide Bond Fund
Worldwide Emerging Markets Fund
Worldwide Real Estate Fund

THE FIXED ACCOUNT

You can invest in the one year fixed account of Great American Reserve. The fixed account offers an interest rate that is guaranteed to be no less than 3% annually by Great American Reserve. If you select the fixed account, your money will be placed with the other general assets of Great American Reserve.

THE MVA OPTION

The contract also offers three guarantee periods of the market value adjustment option (MVA option). A guarantee period is the period of time for which interest is credited in the market value adjustment option. Each allocation or transfer to the MVA option creates one or more new guarantee periods. We currently offer guarantee periods of 1, 3 and 5 years. You can allocate your purchase payment or transfer money to any of the currently available periods.

The guarantee periods of the MVA option offer interest rates that are guaranteed by Great American Reserve. Interest rates may differ from time to time because of changes in market conditions. The interest rates set for a guarantee period for new purchase payments may be different from the interest rates offered for money already in the guarantee periods. We set interest rates at our discretion. Once we set an interest rate for a guarantee period, it will not change during that period.

If you do not specify a guarantee period at the time of renewal, we will select the same guarantee period that just finished so long as it does not extend beyond the latest annuity date. If it does, we will choose the one year period. If there is no guarantee period for the same period available, the one year period will be selected. If it is not available, the next longest period will be selected.

If you take money out (whether by withdrawal, transfer or annuitization) of the guarantee period before the end of the period in excess of the free amount (see below), an adjustment will be made to the amount withdrawn. This adjustment is referred to as a market value adjustment. The market value adjustment can increase or decrease the amount you take out of your contract. However, after the first year in a period, you can make one withdrawal each year of up to a total of 10% of the value of your MVA option in that period and no market value adjustment will be made to that withdrawal (free amount).

We will not apply a market value adjustment for any withdrawals in the following situations: (1) to pay a death benefit; (2) to pay fees or charges under the contract; (3) amounts which are withdrawn or transferred during the 30-day period before the end of the guarantee period; or (4) when your contract switches to the annuity phase if your annuity payments begin after the 4th year of when your contract was issued and you have chosen an annuity option that provides for a life contingency or is for a period of at least 5 years.

The market value adjustment is determined by comparing the U.S. Treasury rate which was in effect at the beginning of the guarantee period for the length of the guarantee period selected versus the current U.S. Treasury Rate as of the date of the withdrawal or transfer for the number of years remaining (rounded up) plus .005. The U.S. Treasury Rate is the Bloomberg published Treasury rate found in the Wall Street Journal or on the Bloomberg System, representing the last trade made in the Treasury market for the applicable maturities related to the product. In general, if interest rates have dropped between the time you allocated your money to the guarantee period and the time you took it out, there will be a positive adjustment to the value of your contract. But, if interest rates have increased between the time you allocated your money to the guarantee period and the time you took it out, there will be a negative adjustment.

The Appendix contains more information regarding how Great American Reserve calculates the market value adjustment, including examples.

TRANSFERS

You can transfer money among the fixed account, the MVA option and the 38 investment portfolios. However, you cannot be invested in more than 15 investment portfolios, the 3 guarantee periods of the MVA option and/or the fixed account at any time.

TRANSFERS DURING THE ACCUMULATION PHASE. You can make one transfer in a 30-day period during the accumulation phase without charge. You can make a transfer to or from the fixed account, the MVA option and to or from any investment portfolio. Transfers from a guarantee period of the MVA option before the end of the period may be subject to an adjustment. If you make more than one transfer in a 30-day period, a transfer fee of $25 may be deducted. The following apply to any transfer during the accumulation phase:

     1. The minimum amount which you can transfer is $500 or your entire value in the investment portfolio, or $2,000 into any guarantee period of the MVA option or fixed account. This requirement is waived if the transfer is pursuant to the dollar cost averaging or rebalancing programs.

     2. You must leave at least $500 in each investment portfolio, guarantee period of the MVA option or the fixed account after you make a transfer unless the entire amount is being transferred. Transfers out of the fixed account are limited to 20% of the value of your contract every 6 months.

     3. Your request for a transfer must clearly state which investment portfolio(s), the guarantee period of the MVA option or the fixed account are involved in the transfer.

     4. Your request for transfer must clearly state how much the transfer is for.

TRANSFERS DURING THE INCOME PHASE. You can only make two transfers every year during the income phase. The two transfers are free. We measure a year from the anniversary of the day we issued your contract. The following apply to any transfer during the income phase.

1. You can make transfers at least 30 days before the due date of the first annuity payment for which the transfer will apply.

2. The minimum amount which you can transfer is $500 or your entire value in the investment portfolio.

3. You must leave at least $500 in each investment portfolio (or $0 if you are transferring the entire amount) after a transfer.

4. No transfers can be made between the fixed account and the investment portfolios. You may only make transfers between the investment portfolios.

This product is not designed for professional market timing organizations. Great American Reserve has reserved the right to modify the transfer privileges described above.

TELEPHONE TRANSFERS. You can elect to make transfers by telephone. You can also authorize someone else to make transfers for you. If you own the contract with a joint owner, unless Great American Reserve is instructed otherwise, Great American Reserve will accept instructions from either you or the other owner. Great American Reserve will use reasonable procedures to confirm that instructions given us by telephone are genuine. All telephone calls will be recorded and the caller will be asked to produce personalized data about the owner before we will make the telephone transfer. We will send you a written confirmation of the transfer. If Great American Reserve fails to use such procedures, we may be liable for any losses due to unauthorized or fraudulent instructions.

DOLLAR COST AVERAGING PROGRAM

The Dollar Cost Averaging Program allows you to systematically transfer a set amount either monthly, quarterly, semi-annually or annually from the Money Market Portfolio or the fixed account to any of the other investment portfolio(s). You cannot transfer to the MVA option under this program. By allocating amounts on a regular schedule as opposed to allocating the total amount at one particular time, you may be less susceptible to the impact of market fluctuations.

You must have at least $2,000 in the Money Market Portfolio or the fixed account in order to participate in the Dollar Cost Averaging Program.

All Dollar Cost Averaging transfers will be made on the first business day of the month. Dollar Cost Averaging must be for 36-60 months. Dollar Cost Averaging will end when the value in the Money Market Portfolio or the fixed account is zero. We will notify you when that happens.

If you participate in the Dollar Cost Averaging Program, the transfers made under the program are not taken into account in determining any transfer fee.

REBALANCING PROGRAM

Once your money has been allocated among the investment portfolios, the performance of each portfolio may cause your allocation to shift. If the value of your contract is at least $5,000, you can direct us to automatically rebalance your contract to return to your original percentage allocations by selecting our Rebalancing Program. You can tell us whether to rebalance quarterly, semi-annually or annually. We will measure these periods from the date you selected. You must use whole percentages in 1% increments for rebalancing. There will be no rebalancing within the fixed account or the MVA option. You can discontinue rebalancing at any time. You can change your rebalancing requests at any time in writing which we must receive before the next rebalancing date. If you participate in the Rebalancing Program, the transfers made under the program are not taken into account in determining any transfer fee.

     EXAMPLE:

             Assume that you want your initial purchase payment split between 2 investment portfolios. You want 40% to be in the Corporate Bond Portfolio and 60% to be in Growth Portfolio. Over the next 2 1/2 months the bond market does very well while the stock market performs poorly. At the end of the first quarter, the Corporate Bond Portfolio now represents 50% of your holdings because of its increase in value. If you had chosen to have your holdings rebalanced quarterly, on the first day of the next quarter, Great American Reserve would sell some of your units in the Corporate Bond Portfolio to bring its value back to 40% and use the money to buy more units in the Growth Portfolio to increase those holdings to 60%.

ASSET ALLOCATION PROGRAM

Great American Reserve understands the importance of advice from a financial adviser regarding your investments in the contract (asset allocation program). Certain investment advisers have made arrangements with us to make their services available to you. Great American Reserve has not made any independent investigation of these advisers and is not endorsing such programs. You may be required to enter into an advisory agreement with your investment adviser. You are responsible for the fees of the adviser you choose and you may elect to have the fees paid out of your contract during the accumulation phase.

Great American Reserve will, pursuant to an agreement with you, make a partial withdrawal from the value of your contract to pay for the services of the investment adviser. If the contract is non-qualified, the withdrawal will be treated like any other distribution and may be included in gross income for federal tax purposes and, if you are under age 59 1/2, may be subject to a tax penalty. If the contract is qualified, the withdrawal for the payment of fees may not be treated as a taxable distribution if certain conditions are met. Additionally, any withdrawals for this purpose may be subject to a contingent deferred sales charge. You should consult a tax adviser regarding the tax treatment of the payment of investment adviser fees from your contract.

SWEEP PROGRAM

You can elect to transfer (sweep) your earnings from the fixed account to the investment portfolios on a periodic and systematic basis.

VOTING RIGHTS

Great American Reserve is the legal owner of the investment portfolio shares. However, Great American Reserve believes that when an investment portfolio solicits proxies in conjunction with a vote of shareholders, it is required to obtain from you and other owners instructions as to how to vote those shares. When we receive those instructions, we will vote all of the shares we own in proportion to those instructions. Should Great American Reserve determine that it is no longer required to comply with the above, we will vote the shares in our own right.

SUBSTITUTION

Great American Reserve may, in the interest of shareholders, deem it necessary to discontinue one or more of the investment portfolios or substitute a new portfolio for an existing portfolio. In the event that such a situation might occur, you will be notified in advance. Prior approval by the Securities and Exchange Commission will be obtained before any such change is made.

                                   5. EXPENSES

There are charges and other expenses associated with the contract that reduce the return on your investment in the contract. These charges and expenses are:

INSURANCE CHARGES

Each day, Great American Reserve makes a deduction for its insurance charges. Great American Reserve does this as part of its calculation of the value of the accumulation units and the annuity units. The insurance charge has two parts: 1) the mortality and expense risk charge and 2) the administrative charge.

     MORTALITY AND EXPENSE RISK CHARGE. This charge is equal, on an annual basis, to 1.25% of the average daily value of the contract invested in an investment portfolio, after expenses have been deducted. This charge is for the insurance benefits provided under the contracts and certain administrative and distribution expenses associated with the contract.

     ADMINISTRATIVE CHARGE. This charge is equal, on an annual basis, to .15% of the average daily value of the contract invested in an investment portfolio, after expenses have been deducted. This charge may be increased but will not exceed .25% of the average daily value of the contract invested in an investment portfolio, after expenses have been deducted. We will give you 60 days' notice if this charge is increased. This charge is for certain administrative expenses.

CONTRACT MAINTENANCE CHARGE

During the accumulation phase, every year on the anniversary of the date when your contract was issued, Great American Reserve deducts $30 from your contract as a contract maintenance charge. We reserve the right to change this charge but it will not be more than $60 each year. No contract maintenance charge is deducted during the income phase. This charge is for certain administrative expenses associated with the contract.

Under current practices, Great American Reserve does not deduct this charge if the value of your contract is $50,000 or more. Great American Reserve may some time in the future discontinue this practice and deduct the charge.

If you make a complete withdrawal from your contract, the contract maintenance charge will also be deducted. The charge will be deducted if the annuity date is other than an anniversary.

CONTINGENT DEFERRED SALES CHARGE

During the accumulation phase, you can make withdrawals from your contract. Great American Reserve keeps track of each purchase payment.

Every year you can take money out of your contract, without charge, of an amount equal to the greater of: (1) 10% of the value of your contract (on a non-cumulative basis), or (2) the IRS minimum distribution requirement for this contract if it was issued under an Individual Retirement Annuity, or (3) the total of your purchase payments that have been in the contract more than 7 complete years. Withdrawals in excess of these amounts will be charged a contingent deferred sales charge which equals:


No. of Years From Receipt                        Contingent Deferred Sales
   of Purchase Payment                                   Charge
   -------------------                                   ------

First Year                                                 7%
Second Year                                                7%
Third Year                                                 6%
Fourth Year                                                5%
Fifth Year                                                 4%
Sixth Year                                                 3%
Seventh Year                                               2%
Eighth Year and more                                       0%

The contingent deferred sales charge is assessed against each purchase payment withdrawn and will reduce the remaining value of your contract. The contingent deferred sales charge compensates us for expenses associated with selling the contract.

Withdrawals from a guarantee period of the MVA option may also be subject to a market value adjustment. (See the Appendix for information on the market value adjustment.)

NOTE: For tax purposes, withdrawals are generally considered to have come from earnings first. Thus, for tax purposes, earnings are considered to come out first.

Great American Reserve does not assess the contingent deferred sales charge on death benefits or on any payments paid out as annuity payments if your annuity date is at least four years after we issue your contract and your annuity option has a life contingency or is for a minimum of 5 years.

REDUCTION OR ELIMINATION OF THE CONTINGENT DEFERRED SALES CHARGE

Great American Reserve will reduce or eliminate the amount of the contingent deferred sales charge when the contract is sold under circumstances which reduce its sales expenses. Some examples are: if there is a large group of individuals that will be purchasing the contract or a prospective purchaser already had a relationship with Great American Reserve. Great American Reserve will not deduct a contingent deferred sales charge when a contract is issued to an officer, director of employee of Great American Reserve or any of its affiliates. Any circumstances resulting in the reduction or elimination of the contingent deferred sales charge requires our prior approval. In no event will elimination of the contingent deferred sales charge be permitted where it would be unfairly discriminatory to any person.

TRANSFER FEE

You can make one free transfer every 30 days during the accumulation phase. If you make more than one transfer in a 30-day period, you could be charged a transfer fee of $25 per transfer. We reserve the right to change the transfer fee. The transfer fee is deducted from the account from which the transfer was made. If the entire amount in the account is transferred, the fee will be deducted from the amount transferred. If you transfer money from more than one account, the charge is deducted from the account with the largest balance. The two transfers permitted each year during the income phase are free.

All reallocations made in the same day count as one transfer. Transfers made at the end of the free look period by us are not counted in determining the transfer fee. If the transfer is part of the Dollar Cost Averaging Program, the Rebalancing Program or the Sweep Program it will not count in determining the transfer fee.

Transfers from a guarantee period of the MVA option may also be subject to a market value adjustment. (See the Appendix for information on the market value adjustment.)

PREMIUM TAXES

Some states and other governmental entities (e.g., municipalities) charge premium taxes or similar taxes. Great American Reserve is responsible for the payment of these taxes and will make a deduction from the value of the contract for them. Some of these taxes are due when the contract is issued, other are due when annuity payments begin. It is Great American Reserve's current practice to not charge anyone for these taxes until annuity payments begin. Great American Reserve may some time in the future discontinue this practice and assess the charge when the tax is due. Premium taxes generally range from 0% to 4%, depending on the state.

INCOME TAXES

Great American Reserve will deduct from the contract for any income taxes which it incurs because of the contract. At the present time, we are not making any such deductions.

INVESTMENT PORTFOLIO EXPENSES

There are deductions from and expenses paid out of the assets of the various investment portfolios, which are described in the attached fund prospectuses.

                                    6. TAXES

NOTE: GREAT AMERICAN RESERVE HAS PREPARED THE FOLLOWING INFORMATION ON TAXES AS A GENERAL DISCUSSION OF THE SUBJECT. IT IS NOT INTENDED AS TAX ADVICE TO ANY INDIVIDUAL. YOU SHOULD CONSULT YOUR OWN TAX ADVISER ABOUT YOUR OWN CIRCUMSTANCES. GREAT AMERICAN RESERVE HAS INCLUDED IN THE STATEMENT OF ADDITIONAL INFORMATION AN ADDITIONAL DISCUSSION REGARDING TAXES.

ANNUITY CONTRACTS IN GENERAL

Annuity contracts are a means of setting aside money for future needs usually retirement. Congress recognized how important saving for retirement was and provided special rules in the Internal Revenue Code (Code) for annuities.

Simply stated these rules provide that you will not be taxed on the earnings on the money held in your annuity contract until you take the money out. This is referred to as tax deferral. There are different rules as to how you will be taxed depending on how you take the money out and the type of contract qualified or non-qualified (see following sections).

You, as the owner, will not be taxed on increases in the value of your contract until a distribution occurs - either as a withdrawal or as annuity payments. When you make a withdrawal you are taxed on the amount of the withdrawal that is earnings. For annuity payments, different rules apply. A portion of each annuity payment is treated as a partial return of your purchase payments and will not be taxed. The remaining portion of the annuity payment will be treated as ordinary income. How the annuity payment is divided between taxable and non-taxable portions depends upon the period over which the annuity payments are expected to be made. Annuity payments received after you have received all of your purchase payments are fully includible in income.

When  a  non-qualified   contract  is  owned  by  a  non-natural  person  (e.g.,
corporation or certain other entities other than tax-qualified trusts), the contract will generally not be treated as an annuity for tax purposes.

QUALIFIED AND NON-QUALIFIED CONTRACTS

If you purchase the contract as an individual and not under an Individual Retirement Annuity (IRA), your contract is referred to as a non-qualified contract.

If you purchase the contract under an IRA, your contract is referred to as a qualified contract.

WITHDRAWALS - NON-QUALIFIED CONTRACTS

If you make a withdrawal from your contract, the Code treats such a withdrawal as first coming from earnings and then from your purchase payments. Such withdrawn earnings are includible in income.

The Code also provides that any amount received under an annuity contract which is included in income may be subject to a penalty. The amount of the penalty is equal to 10% of the amount that is includible in income. Some withdrawals will be exempt from the penalty. They include any amounts: (1) paid on or after the taxpayer reaches age 59 1/2; (2) paid after you die; (3) paid if the taxpayer becomes totally disabled (as that term is defined in the Code); (4) paid in a series of substantially equal payments made annually (or more frequently) under a lifetime annuity, (5) paid under an immediate annuity; or (6) which come from purchase payments made prior to August 14, 1982.

WITHDRAWALS - QUALIFIED CONTRACTS

The above information describing the taxation of non-qualified contracts does not apply to qualified contracts. There are special rules that govern with respect to qualified contracts. We have provided a more complete discussion in the Statement of Additional Information.

DIVERSIFICATION

The Code provides that the underlying investments for a variable annuity must satisfy certain diversification requirements in order to be treated as an annuity contract. Great American Reserve believes that the investment portfolios are being managed so as to comply with the requirements.

Neither the Code nor the Internal Revenue Service Regulations issued to date provide guidance as to the circumstances under which you, because of the degree of control you exercise over the underlying investments, and not Great American Reserve would be considered the owner of the shares of the investment portfolios. If this occurs, it will result in the loss of the favorable tax treatment for the contract. It is unknown to what extent under federal tax law owners are permitted to select investment portfolios, to make transfers among the investment portfolios or the number and type of investment portfolios owners may select from. If any guidance is provided which is considered a new position, then the guidance would generally be applied prospectively. However, if such guidance is considered not to be a new position, it may be applied retroactively. This would mean that you, as the owner of the contract, could be treated as the owner of the investment portfolios.

Due to the uncertainty in this area, Great American Reserve reserves the right to modify the contract as reasonably deemed necessary to maintain favorable tax treatment.

                             7. ACCESS TO YOUR MONEY

You can have access to the money in your contract: (1) by making a withdrawal (either a partial or a complete withdrawal); (2) by electing to receive annuity payments; or (3) when a death benefit is paid to your beneficiary. Withdrawals can only be made during the accumulation phase.

When you make a complete withdrawal you will receive the value of the contract on the day you made the withdrawal less any applicable contingent deferred sales charge, less any premium tax less any contract maintenance charge plus or minus any market value adjustment (which may be positive or negative). (See Section 5. Expenses for a discussion of the charges and Section 4. Investment Options - The MVA Option and the Appendix for a discussion of withdrawals from the MVA option.)

You must tell us which account (investment portfolio(s), guarantee periods of the MVA option and/or the fixed account) you want the withdrawal to come from. Under most circumstances, the amount of any partial withdrawal from any investment portfolio, guarantee period of the MVA option or the fixed account must be for at least $500. Great American Reserve requires that after a partial withdrawal is made there must be at least $500 left in your contract.

INCOME TAXES, TAX PENALTIES AND CERTAIN RESTRICTIONS MAY APPLY TO ANY WITHDRAWAL YOU MAKE.

SYSTEMATIC WITHDRAWAL PROGRAM

The Systematic Withdrawal Program allows you to choose to receive your automatic payments to you either monthly, quarterly, semi-annually or annually. You must have at least $5,000 in your contract to start the program. You cannot take systematic withdrawals from any guarantee period of the MVA option. You can instruct us to withdraw a specific amount which can be a percentage of the value of your contract or a dollar amount. The systematic withdrawal program will end any time you designate. If you make a partial withdrawal outside the program and the value of your contract is less than $5,000 the program will automatically terminate. Great American Reserve does not have any charge for this program, however, the withdrawal may be subject to a CDSC. For a discussion of the withdrawal charge, see Section 5. Expenses.

All systematic withdrawals will be paid on the last business day of the month (beginning with the first full month after you bought your contract).

You may not participate in the Systematic Withdrawal Program and the Dollar Cost Averaging Program at the same time.

INCOME TAXES AND TAX PENALTIES MAY APPLY TO SYSTEMATIC WITHDRAWALS.

SUSPENSION OF PAYMENTS OR TRANSFERS

Great American Reserve may be required to suspend or postpone payments for withdrawal or transfers for any period when:

     1. the New York Stock Exchange is closed (other than customary weekend and holiday closings);

     2. trading on the New York Stock Exchange is restricted;

     3. an emergency exists as a result of which disposal of shares of the investment portfolios is not reasonably practicable or Great American Reserve cannot reasonably value the shares of the investment portfolios;

     4. during any other period when the Securities and Exchange Commission, by order, so permits for the protection of owners.

Great American Reserve has reserved the right to defer payment for a withdrawal or transfer from the fixed account for the period permitted by law but not for more than six months.

                                 8. PERFORMANCE

Great American Reserve may periodically advertise performance of the annuity investment in the various investment portfolios. Great American Reserve will calculate performance by determining the percentage change in the value of an accumulation unit by dividing the increase (decrease) for that unit by the value of the accumulation unit at the beginning of the period. This performance number reflects the deduction of the insurance charges and the fees and expenses of the investment portfolio. It does not reflect the deduction of any applicable contract maintenance charge and contingent deferred sales charge. The deduction of any applicable contract maintenance charge and contingent deferred sales charge would reduce the percentage increase or make greater any percentage decrease. Any advertisement will also include total return figures which reflect the deduction of the insurance charges, contract maintenance charge, contingent deferred sales charge and the fees and expenses of the investment portfolio.

For periods  starting prior to the date the contracts  were first  offered,  the performance will be based on the historical performance of the corresponding portfolios, modified to reflect the charges and expenses of the contract as if the contract had been in existence during the period stated in the advertisement. These figures should not be interpreted to reflect actual historic performance.

Great American Reserve may, from time to time, include in its advertising and sales materials, tax deferred compounding charts and other hypothetical illustrations, which may include comparisons of currently taxable and tax deferred investment programs, based on selected tax brackets.

                                9. DEATH BENEFIT

UPON YOUR DEATH

If you die before annuity payments begin, Great American Reserve will pay a death benefit to your beneficiary (see below). If you have a joint owner, the death benefit will be paid when the first owner dies. The surviving joint owner will be treated as the beneficiary.

The amount of the death benefit will be the greater of:

    (1) the value of your contract; or (2) if under age 90, the total purchase payments you have made, less any adjusted partial withdrawals, increased by 5% each year. Adjusted partial withdrawal means the amount of the partial withdrawal multiplied by the amount of the death benefit just before the partial withdrawal divided by the value of your contract just before the partial withdrawal. A partial withdrawal is the amount paid to you plus any taxes withheld less any contingent deferred sales charge.

The entire death benefit must be paid within 5 years of the date of death unless the beneficiary elects to have the death benefit payable under an annuity option. The death benefit payable under an annuity option must be paid over the beneficiary's lifetime or for a period not extending beyond the beneficiary's life expectancy. Payment must begin within one year of the date of death. If the beneficiary is the spouse of the owner, he/she can continue the contract in his/her own name at the then current value. If a lump sum payment is elected and all the necessary requirements are met, the payment will be made within 7 days.

If you or any joint owner (who is not the annuitant) dies during the income phase, any remaining payments under the annuity option elected will continue at least as rapidly as under the method of distribution prior to the death of the owner or joint owner. If you die during the income phase, the beneficiary becomes the owner. If any joint owner dies during the income phase, the surviving joint owner, if any, will be treated as the primary beneficiary. Any other beneficiary on record at the time of death will be treated as a contingent beneficiary.

DEATH OF ANNUITANT

If the annuitant, who is not an owner or joint owner, dies during the accumulation phase, you can name a new annuitant. If no annuitant is named within 30 days of the death of the annuitant, you will become the annuitant. However, if the owner is a non-natural person (for example, a corporation), then the death of the annuitant will be treated as the death of the owner, and a new annuitant may not be named.

Upon the death of the annuitant during the income phase, the death benefit, if any, will be as provided for in the annuity option selected.

                              10. OTHER INFORMATION

GREAT AMERICAN RESERVE

Great American Reserve Insurance Company (Great American Reserve) was originally organized in 1937. It is principally engaged in the life insurance business in 49 states and the District of Columbia. Great American Reserve is a stock company organized under the laws of the state of Texas and is an indirect wholly-owned subsidiary of Conseco, Inc. (Conseco). The operations of Great American Reserve are handled by Conseco. Conseco is a publicly owned financial services organization headquartered in Carmel, Indiana. Through its subsidiaries, Conseco is one of the nation's leading providers of supplemental health insurance, retirement annuities and universal life insurance.

THE SEPARATE ACCOUNTS

Great American Reserve has established two separate accounts to hold the assets that underlie the contracts. One account, Great American Reserve Variable Annuity Account F, serves the variable annuity portion of the contract. The other separate account, Great American Reserve Market Value Adjustment Account, serves the portion of the contract that may be subject to a market value adjustment. The Board of Directors of Great American Reserve adopted a resolution to establish the Separate Accounts under Texas Insurance law on September 26, 1997. Great American Reserve Variable Annuity Account F is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940. Great American Reserve Market Value Adjustment Account is not registered with the Securities and Exchange Commission.

The assets of the Separate Accounts are held in Great American Reserve's name on behalf of the Separate Accounts and legally belong to Great American Reserve. However, those assets that underlie the contracts, are not chargeable with liabilities arising out of any other business Great American Reserve may conduct. All the income, gains and losses (realized or unrealized) resulting from these assets are credited to or charged against the contracts and not against any other contracts Great American Reserve may issue.

DISTRIBUTOR

Conseco Equity Sales, Inc. (CES), 11815 N. Pennsylvania Street, Carmel, Indiana 46032 acts as the distributor of the contracts. CES, an affiliate of Great American Reserve, is registered as a broker-dealer under the Securities Exchange Act of 1934. CES is a member of the National Association of Securities Dealers, Inc.

Commissions will be paid to broker-dealers who sell the contracts. Broker-dealers commissions may cost up to 8.25% of purchase payments and may include reimbursement of promotional or distribution expenses associated with the marketing of the contracts. Great American Reserve may, by agreement with the broker-dealer, pay commissions as a combination of a certain percentage amount at the time of sale and a trail commission. This combination may result in the broker-dealer receiving more commission over time than would be the case if it had elected to receive only a commission at the time of sale. The commission rate paid to the broker-dealer will depend upon the nature and level of services provided by the broker-dealer.

OWNERSHIP

The contract is an allocated fixed and variable deferred annuity contract. This group contract is issued to a contract holder, for the benefit of the participants in the group. You are a participant in the group and will receive a certificate evidencing your ownership. You, as the owner of a certificate, are entitled to all the rights and privileges of ownership. As used in this prospectus, the term contract refers to your certificate. In some states, an individual fixed and variable deferred annuity contract may be available instead, which is identical to the group contract described in this prospectus except that it is issued directly to the owner.

Spousal joint owners are allowed with this contract. Upon the death of either joint owner, the surviving owner will be the designated beneficiary. Any other beneficiary designation at the time the contract was issued or as may have been later changed will be treated as a contingent beneficiary unless otherwise indicated.

BENEFICIARY

The beneficiary is the person(s) or entity you name to receive any death benefit. The beneficiary is named at the time the contract is issued. Unless an irrevocable beneficiary has been named, you can change the beneficiary at any time before you die.

ASSIGNMENT

You can assign the contract at any time during your lifetime. Great American Reserve will not be bound by the assignment until it receives the written notice of the assignment. Great American Reserve will not be liable for any payment or other action we take in accordance with the contract before we receive notice of the assignment. AN ASSIGNMENT MAY BE A TAXABLE EVENT.

If the contract is issued pursuant to a qualified plan, there may be limitations on your ability to assign the contract.

ADDITIONAL INFORMATION

Great American Reserve is subject to the informational requirements of the Securities Exchange Act of 1934, as amended. In accordance with such requirements, we file reports and other information with the SEC. Such reports and other information we file can be inspected and copied. Copies can be obtained at the public reference facilities of the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, or at the regional offices in Chicago and New York. The addresses of these regional offices are as follows: 500 West Madison Street, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material also can be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the fees prescribed by the rules and regulations of the SEC at prescribed rates.

Registration statements have been filed with the SEC, Washington, D.C., under the Securities Act of 1933 as amended, relating to the contracts offered by this prospectus. This prospectus does not contain all the information set forth in the registration statements and the exhibits filed as part of the registration statements. Reference should be made to such registration statements and exhibits for further information concerning the separate accounts, Great American Reserve and its general account, the investment portfolios and the contract.

SELECTED HISTORICAL FINANCIAL INFORMATION

[TO BE FILED BY AMENDMENT]

BUSINESS OF GREAT AMERICAN RESERVE

    Background

    Great American Reserve Insurance Company ("Great American Reserve"), with total assets of $2.7 billion at December 31, 1996, markets tax-qualified annuities and certain employee benefit-related insurance products through professional independent agents. Since August 1995, Great American Reserve has been a wholly owned subsidiary of Conseco, Inc. ("Conseco"), a financial services holding company engaged in the development, marketing and administration of annuity, individual health insurance and individual life insurance products. During 1994, Conseco effectively owned 36 percent of Great American Reserve, through its ownership interest in CCP Insurance, Inc. ("CCP"), a holding company organized for companies previously acquired by Conseco Capital Partners, L.P. (the "Partnership"), a limited partnership organized by Conseco. Great American Reserve was acquired by the Partnership in 1990. During 1995, Conseco's ownership in CCP (and in Great American Reserve) increased to 49 percent as a result of purchases of CCP common stock by CCP and Conseco. In
August 1995, Conseco completed the purchase of the remaining shares of CCP common stock it did not already own in a transaction pursuant to which CCP was merged with Conseco, with Conseco being the surviving corporation (the "Conseco Acquisition").

    Great American Reserve was organized as a Texas corporation and commenced operations in 1937. Its main administrative offices are located at 11825 N. Pennsylvania Street, Carmel, Indiana 46032, and its telephone number is (317) 817-3700.

    MARKETING

    Great American Reserve primarily utilizes independent market specialists to distribute its products. Great American Reserve does not have the fixed costs associated with recruiting, training and maintaining employee agents. Rather, a relatively small number of in-house marketing personnel develop, direct and support the external distribution channels through which Great American Reserve's products are marketed.

    Products. Great American Reserve's collected premiums (net of reinsurance ceded) by product categories for the years ended December 31, 1996 and 1995, are set forth below (dollars in millions).

                                                                                 1996
                                                ----------------------------------------------------------------------------
                                                First Year
                                                 Premiums                 Renewal Premiums             Total Premiums
Products                                          Amount          %           Amount           %           Amount         %
--------                                          ------          -           ------           -           ------         -
Single premium immediate                         $17.1          21%         $   --           --%         $17.1           8%
annuities
Flexible premium deferred                         15.4           18          $27.9            21          43.3           20
annuities
Variable annuities                                37.9           45           43.6            32          81.5           37
                                                  ----           --           ----            --          ----           --
    Total annuities                              $70.4          84%          $71.5           53%        $141.9          65%
Individual life                                    2.1            3           45.0            33          47.1           22
Accidental and health and                         11.1           13           18.2            14          29.3           13
other
Guaranteed investment                               .1           --             --            --            .1           --
                                                  ----         ----           ----          ----         -----         ----
contracts
    Total collected                              $83.7         100%         $134.7          100%        $218.4         100%
     premiums                                    =====         ====         ======          ====        ======         ====

                                                                                  1995
                                                ---------------------------------------------------------------------------
                                                First Year
                                                 Premiums                 Renewal Premiums             Total Premiums
Products                                          Amount          %           Amount           %           Amount         %
--------                                          ------          -           ------           -           ------         -
Single premium immediate                         $29.9          38%        $    --           --%         $29.9          14%
annuities
Flexible premium deferred                         16.3           20           23.6            17          39.9           18
annuities
Variable annuities                                17.2           22           40.1            30          57.3           27
                                                 -----          ---          -----          ----         -----         ----
    Total annuities                              $63.4          80%          $63.7           47%        $127.1          59%
Individual life                                    1.8            2           49.3            36          51.1           24
Accident and health and                           11.8           15           22.6            17          34.4           16
other
Guaranteed investment                              2.4            3             --            --           2.4            1
                                                 -----          ---           ----          ----         -----         ----
contracts
    Total collected                              $79.4         100%         $135.6          100%        $215.0         100%
     premiums                                    =====         ====         ======          ====        ======         ====

    Annuities

     Premiums collected by Great American Reserve in 1996 totaled $218.4 million, of which approximately 65 percent (84 percent of first-year premiums) were from the sale of annuity products. Premiums collected in 1995 totaled $215.0 million, of which approximately 59 percent (80 percent of first-year premiums) were from the sale of annuities. Great American Reserve markets several basic types of annuities: single premium immediate annuities ("SPIAs"), flexible premium deferred annuities ("FPDAs") and variable annuities.

    Single Premium Immediate Annuities. SPIAs accounted for $17.1 million, or 8 percent, of Great American Reserve's total premiums collected in 1996 and $29.9 million, or 14 percent of premiums collected in 1995. Great American Reserve's SPIAs are designed to provide a series of periodic payments for a fixed period of time or for life, according to the policyholder's choice at the time of issue. Once the payments have begun, the amount, frequency and length of time for which they are payable are fixed. SPIAs often are purchased by persons at or near retirement age who desire a steady stream of payments over a future period of years. The single premium is often the payout from a terminated annuity contract. The implicit interest rate on SPIAs is based on market conditions when the policy is issued.

    Flexible Premium Deferred Annuities. FPDAs accounted for $43.3 million, or 20 percent, of Great American Reserve's premiums collected in 1996 and $39.9 million, or 18 percent, of premiums collected in 1995. Great American Reserve's FPDAs allow more than one premium payment, usually on a salary reduction basis. FPDAs are marketed through networks of educator market specialists primarily to teachers and employees of not-for-profit institutions as tax-qualified salary-reduction retirement programs as permitted under Section 403(b) of the Internal Revenue Code. A tax-qualified annuity purchased under Section 403(b) is similar to contributions made to a 401(k) plan, but with different (and somewhat more generous) rules on the maximum amount of current income which may be contributed by the participant on a pre-tax basis. Generally, a participant may elect to defer (through the purchase of a tax-qualified annuity under a 403(b) plan) a percentage of includible compensation limited by statute and subject to a maximum of $9,500 per year.

    Great American Reserve's FPDAs typically have a guaranteed crediting rate for the first policy year that exceeds the minimum annual guaranteed rate of at least 3 percent. After the first year, the crediting rate may be changed at least annually. The policyholder is permitted to withdraw all or part of the accumulation value, less a surrender charge for withdrawals during an initial penalty period of up to 15 years. The initial surrender charges range from 5 percent to 19 percent of the first year premium and decline over the penalty period.

    Variable Annuities. Variable annuities accounted for $81.5 million, or 37 percent, of Great American Reserve's total premiums collected in 1996 and $57.3 million, or 27 percent, of premiums collected in 1995. Great American Reserve markets variable annuities primarily to the educator market. Variable annuities, sold on a single or flexible premium basis, differ from fixed annuities in that the original principal value may fluctuate depending on the performance of assets allocated pursuant to various investment options chosen by the contract owner. Variable annuities offer contract owners a fixed interest option or a variable rate of return based upon the specific investment portfolios into which premiums may be directed.

    Individual Life

     Individual life products, consisting of interest sensitive life and traditional life products, accounted for $47.1 million, or 22 percent, of Great American Reserve's premiums collected in 1996 and $51.1 million, or 24 percent, of premiums collected in 1995. Although Great American Reserve no longer actively markets these products, it continues to have a substantial block of in-force policies on which renewal premiums are collected. These products were sold through professional independent producers.

    Interest-sensitive life insurance products (including universal life products) provide whole life insurance with adjustable rates of return related to current interest rates. The principal differences between Great American Reserve's universal life products and other interest-sensitive life insurance products are policy provisions affecting the amount and timing of premium payments. Universal life policyholders may vary the frequency and size of their premium payments, although policy benefits may also fluctuate according to such payments. Premium payments under the other interest-sensitive policies may not be varied by the policyholders and, as a result, are designed to reduce the administrative costs typically associated with monitoring universal life premium payments and policy benefits.

    Individual life products also include whole life and term life products. Under whole life policies, which were the standard industry product prior to the advent of universal life insurance, the policyholder generally pays a level premium over the policyholder's expected lifetime, which exceeds the premium on comparable term insurance when the policyholder is younger but is less as the policyholder grows older. These policies combine insurance protection with a savings component that increases in amount gradually over the life of the policy. The policyholder may borrow against the savings generally at a rate of interest lower than that available from other lending sources. The policyholder may also choose to surrender the policy and receive the accumulated cash value rather than continuing the insurance protection. Term life products offer pure insurance protection for a specified period of time-typically one, five, 10 or 20 years.

    Accident and Health and Other

    Accident and health and other products accounted for $29.3 million, or 13 percent, of Great American Reserve's total premiums collected in 1996 and $34.4 million, or 16 percent, of premiums collected in 1995. Great American Reserve offers group dental, group disability, blanket student accident and a limited amount of other health insurance products, primarily through independent market specialists. Great American Reserve markets accident and health policies primarily because it believes that offering a broad range of products is important to successfully market life insurance and annuity products, although such accident and health policies are also designed to be profitable. Group dental coverage provides a range of benefits for dental care and related procedures. Disability products provide defined monthly benefits up to specified levels in the case of disability. Student accident products provide limited supplemental reimbursement coverage to students for accidents and sickness. Great American Reserve's health business is subject to the risk that its claims experience deviates from the assumptions used in setting premium rates. However, Great American Reserve has the right to change rates to correct for adverse experience every six months on many group policies and annually on all others.
Experience may be adversely affected by inflationary trends in the costs of medical treatment, competition-driven business cycles and the extent to which insureds utilize covered services.

    Great American Reserve collected premiums of $.1 million in 1996 and $2.4 million in 1995, from guaranteed investment contracts issued as investment options for qualified retirement plans maintained by Conseco.

    INVESTMENTS

    Conseco Capital Management, Inc. ("CCM"), a registered investment adviser wholly owned by Conseco, manages the investment portfolio of Great American Reserve. CCM's investment philosophy is to maintain a largely investment-grade fixed-income portfolio, provide adequate liquidity for expected liability durations and other requirements and maximize total return through active investment management. Investment activities are an integral part of Great American Reserve's business, since investment income is a significant component of Great American Reserve's total revenues. Profitability is significantly affected by spreads between interest yields on investments and rates credited on insurance liabilities. Although substantially all credited rates on flexible premium deferred annuities may be changed annually, changes in crediting rates may not be sufficient to maintain targeted investment spreads in all economic and market environments. In addition, competition and other factors, including the impact of the level of surrenders and withdrawals, may limit Great American Reserve's ability to adjust or to maintain crediting rates at levels necessary to avoid narrowing of spreads under certain market conditions.

    For information regarding the composition and diversification of the investment portfolio of Great American Reserve, see "Management's Discussion and Analysis of Consolidated Financial Condition and Results of Operations of Great American Reserve Investments" and note 3 to Great American Reserve's financial statements for the year ended December 31, 1996.

    COMPETITION

    Great American Reserve operates in a highly competitive environment. The life insurance industry consists of a large number of insurance companies, many of which are substantially larger and have greater financial resources, broader and more diversified product lines and larger staffs than those of Great American Reserve. An expanding number of banks, securities brokerage firms and other financial intermediaries also market insurance products or offer competing products, such as mutual fund products, traditional bank investments and other investment and retirement funding alternatives. In most areas, competition is based on a number of factors, including pricing, service provided to distributors and policyholders, and ratings. Great American Reserve must also compete with other insurers to attract and retain the allegiance of agents.

     Financial institutions, school districts, marketing companies, agents who market insurance products and policyholders use the financial strength ratings assigned to an insurer by independent rating agencies as one factor in determining which insurer's annuity to market or purchase. Great American Reserve is rated "A (Excellent)" by A.M. Best Company ("A.M. Best"). A.M. Best's insurance company ratings for the industry currently range from "A++ (Superior)" to "F ( In Liquidation)". Publications of A.M. Best indicate that the "A" rating is assigned to those companies that, in A.M. Best's opinion, have demonstrated excellent overall performance when compared to the standards established by A.M. Best and have demonstrated a strong ability to meet their obligations to policyholders over a long period of time. A.M. Best's rating procedure includes quantitative and qualitative evaluations of a company's financial condition and operating performance. Its quantitative evaluation is based on an analysis of a company's financial performance in the areas of profitability, leverage/capitalization and liquidity. A.M. Best's review also includes a qualitative evaluation of a company's spread of risk, quality and appropriateness of the reinsurance program, quality and diversification of assets, adequacy of policy or loss reserves, management experience and objectives, market presence and policyholders' confidence.

    Great American Reserve has been assigned a claims paying ability rating of "A+" from Duff & Phelps Credit Rating Company ("Duff & Phelps"). Duff & Phelps' claims-paying ability ratings range from "AAA (Highest claims-paying ability)" to "DD (Company is under an order of liquidation)." Publications of Duff & Phelps indicate that the"A+" rating represents "High claims-paying ability." A plus or minus sign attached to a Duff & Phelps claims paying rating shows relative standing within a ratings category.

    In addition, Great American Reserve has been assigned a claims paying ability rating of BBBq from Standard & Poor's Corporation ("Standard & Poor's"). Claims-paying ability ratings from Standard & Poor's range from "AAA (Superior)" to "R (Regulatory Action)". A "BBB" is assigned by Standard & Poor's to those companies which, in its opinion, have adequate financial security, but their capacity to meet policyholder obligations is susceptible to adverse economic and underwriting conditions. A "q" subscript indicates that the rating is based solely on quantitative analysis of publicly available financial data.

    Generally, rating agencies base their ratings upon information furnished to them by the insurer and upon their own investigations, studies and assumptions. A.M. Best's ratings, Duff & Phelps' claims-paying ratings and Standard & Poor's claims-paying ratings are principally based upon factors of concern to policyholders, agents and intermediaries and are not directed toward the protection of investors. Given the competitive nature of Great American Reserve's business and the increasing focus placed on the aforementioned ratings, Great American Reserve manages its business with the objective of preserving existing ratings and, where possible, achieving more favorable ratings. There can be no assurance that any particular rating will continue for any given period of time, or that it will not be changed or withdrawn entirely if, in the judgement of the rating agency, circumstances so warrant. If Great American Reserve's ratings are downgraded from their current levels, sales of its products and the persistency of its in-force policies could be adversely affected in a material way.

    Great American Reserve believes that it is able to compete effectively because: (i) it is experienced in establishing and cultivating relationships with independent market specialists which can respond rapidly to changing customer needs; (ii) it can offer competitive rates as a result of the lower-than-average operating costs and higher-than-average investment yields achieved by applying active investment portfolio management techniques; and
(iii) it has reliable policyholder administrative services, supported by customized information technology systems.

    UNDERWRITING

    Underwriting with respect to the majority of products sold by Great American Reserve (FPDAs and variable annuities) is minimal. Substantially all life insurance policies issued by Great American Reserve are underwritten individually, although standardized underwriting procedures have been adopted for certain low face-amount life insurance coverages. Great American Reserve's group accident and health policies are underwritten based on the characteristics of a group and its past claim experience.

    REINSURANCE

    Consistent with the general practice of the life insurance industry, Great American Reserve reinsures portions of the risk assumed under its insurance policies with other insurance companies under agreements of indemnity reinsurance. Great American Reserve also reinsures risks from other insurers, which are accounted for in the same manner as direct business.

    The policy risk retention limit on the life of one individual is $.5 million. At December 31, 1996, reinsurance ceded by Great American Reserve represented 8.3 percent of gross life insurance in force and reinsurance assumed represented 5.3 percent of net life insurance in force. At December 31, 1996, Great American Reserve's largest reinsurer accounted for less than .4 percent of total insurance liabilities and 28 percent of total reinsurance receivables.

    EMPLOYEES

    Great American Reserve has no full-time employees. Great American Reserve's day-to-day operations are administered by Conseco pursuant to agreements between Great American Reserve and Conseco.

    GOVERNMENTAL REGULATION

    Great American Reserve is subject to regulation and supervision by the states in which it transacts business. State laws generally establish supervisory agencies with broad administrative authority, including power to:
(i) grant and revoke business licenses; (ii) regulate and supervise trade practices and market conduct; (iii) establish guaranty associations; (iv) license agents; (v) approve policy forms; (vi) regulate premium rates for some lines of business; (vii) establish reserve requirements; (viii) prescribe the form and content of required financial statements and reports; (ix) determine the reasonableness and adequacy of statutory capital and surplus; and (x) regulate the type and amount of permitted investments. Great American Reserve is subject to periodic examinations by state regulatory authorities. Management does not expect the results of any on-going examinations to have a material effect on the financial condition of Great American Reserve.

    The federal government does not directly regulate the insurance business. However, federal legislation and administrative policies in several areas, including pension regulation, age and sex discrimination, financial services regulation and federal taxation, do affect the insurance business. In addition, legislation has been introduced from time to time in recent years which, if enacted, could result in the federal government assuming a more direct role in the regulation of the insurance industry.

     In December 1992, the NAIC adopted the Risk-Based Capital for Life and/or Health Insurers Model Act (the "Model Act"). The Model Act provides a tool for insurance regulators to determine the levels of capital and surplus an insurer must maintain in relation to its insurance and investment risks and whether there is a need for possible regulatory attention.

    The Model Act provides for four levels of regulatory attention, varying with the ratio of the company's total adjusted capital (defined as the total of its statutory capital, surplus, asset valuation reserve and certain other adjustments) to its risk-based capital ("RBC"). If a company's total adjusted capital is less than 100 percent but greater than or equal to 75 percent of its RBC, or if a negative trend (as defined by the regulators) has occurred and total adjusted capital is less than 125 percent of RBC (the "Company Action Level"), the company must submit a comprehensive plan to the regulatory authority proposing corrective actions aimed at improving its capital position. If a company's total adjusted capital is less than 75 percent but greater than or equal to 50 percent of its RBC (the "Regulatory Action Level"), the regulatory authority will perform a special examination of the company and issue an order specifying corrective actions that must be followed. If a company's total adjusted capital is less than 50 percent but greater than or equal to 35 percent of its RBC (the "Authorized Control Level"), the regulatory authority may take any action it deems necessary, including placing the company under regulatory control. If a company's total adjusted capital is less than 35 percent of its RBC (the "Mandatory Control Level") the regulatory authority must place the company under its control. At December 31, 1996, the total adjusted capital for Great American Reserve was greater than twice the respective Company Action Level.

    The Texas Insurance Department has adopted its own RBC requirements, the stated purpose of which is to require a minimum level of capital and surplus to absorb the financial, underwriting, and investment risks assumed by an insurer. Texas' RBC requirements differ from those adopted by the NAIC in two principal respects: (i) they use different elements to determine minimum RBC levels in their calculation formulas; and (ii) they do not stipulate "Action Levels" (like those adopted by the NAIC) where corrective actions are required. However, the Commissioner of the Texas Insurance Department does have the power to take similar corrective actions if a company does not maintain the required minimum level of capital and surplus. Under the Texas Regulations, an insurer has met RBC requirements if its admitted assets exceed its liabilities by at least 3 percent. Great American Reserve is domiciled in Texas and must comply with Texas RBC requirements. At December 31, 1996, the admitted assets of Great American Reserve exceeded liabilities by more than twice the required 3 percent level.

    On the basis of statutory statements filed with state regulators annually, the NAIC calculates twelve financial ratios to assist state regulators in monitoring the financial condition of insurance companies. A "usual range" of results for each ratio is used as a benchmark. In the past, variances in certain ratios of Great American Reserve have resulted in inquiries from insurance departments to which Great American Reserve has responded. Such inquiries did not lead to any restrictions affecting Great American Reserve's operations.

     Under the solvency or guaranty laws of most states in which it does business, Great American Reserve is required to pay guaranty fund assessments (up to certain prescribed limits). Guaranty funds are established by various states to fund policyholder losses or the liabilities of insolvent or rehabilitated insurance companies. These assessments may be deferred or forgiven under most guaranty laws if they would threaten an insurer's financial strength. In certain instances, the assessments may be offset against future premium taxes. Great American Reserve believes that the liability established at December 31, 1996, is sufficient to provide for assessments related to known insolvencies. This reserve is based upon management's current expectation of the availability of this right of offset and state guaranty fund assessment bases. However, changes in the basis whereby assessments are charged to individual companies or changes to the availability of the right to offset assessments against premium tax payments could materially affect Great American Reserve's results. Great American Reserve's statutory financial statements for the year ended December 31, 1996, include $1.4 million of expenses as a result of such assessments.

    FEDERAL INCOME TAXATION

    The annuity and life insurance products marketed and issued by Great American Reserve generally provide the policyholder with an income tax advantage, as compared to other saving investments such as certificates of deposit and bonds, in that income taxation on the increase in value of the product is deferred until receipt by the policyholder. With other savings investments, the increase in value is taxed as earned. Annuity benefits, and life insurance benefits which accrue prior to the death of the policyholder, are generally not taxable until paid. Life insurance death benefits are generally exempt from income tax. Also, benefits received on immediate annuities (other than structured settlements) are recognized as taxable income ratably as opposed to the methods used for some other investments, which tend to accelerate taxable income into earlier years. The tax advantage for annuities and life insurance is provided in the Internal Revenue Code (the "Code"), and is generally followed in all states and other United States taxing jurisdictions. Accordingly, the tax advantage is subject to change by Congress and by the legislatures of the respective taxing jurisdictions.

    Great American Reserve is taxed under the life insurance company provisions of the Code. Provisions in the Code require a portion of the expenses incurred in selling insurance products to be deducted over a period of years, as opposed to immediate deduction in the year incurred. This provision increases the tax for statutory accounting purposes, which reduces statutory surplus and, accordingly, decreases the amount of cash dividends that may be paid by Great American Reserve. As of December 31, 1996, the cumulative taxes paid as a result of this provision were $5.6 million.

MANAGEMENT'S DISCUSSION AND ANALYSIS

 [TO BE FILED BY AMENDMENT]

DIRECTORS AND EXECUTIVE OFFICERS

Great   American   Reserve's    directors   and   executive   officers   as   of
________________, 1997, are listed below:


                                 Principal Business Occupation
       NAME                        During Last Five Years
--------------------        --------------------------------------------

Ngaire E. Cuneo             Since 1993, Director of Conseco's principal
     (Age __)               Insurance subsidiaries. Since 1992,
                            Executive Vice President, Corporate
                            Development of Conseco, Inc. and various positions with certain of its affiliates.
                            Prior thereto, Ms. Cuneo was Senior Vice
                            President/Managing Director of GE Capital from 1986 - 1992.

Stephen C. Hilbert          Since 1979, Chairman of the Board, Chief
     (Age __)               Executive Officer and Director of Conseco,
                            Inc. Since 1988, President and various
                            positions with the Company and certain of its affiliates.

Rollin M. Dick              Since 1986, Executive Vice President, Chief
     (Age __)               Financial Officer and Director of Conseco,
                            Inc. and various positions with the Company and certain of its affiliates.

Donald F. Gongaware         Since 1985, Executive Vice President, Chief
     (Age __)               Operations Officer and Director of Conseco,
                            Inc. and various positions with certain of its affiliates.

Michael A. Colliflower      Senior Vice President, Legal of Conseco.  Mr
     (Age __)               Colliflower is also Chief Compliance Officer,
                            Secretary and Director of Great American Reserve.
                            Prior to joining Conseco, Mr. Colliflower was
                            Senior Vice President and Assistant General
                            Counsel of Life Partners Group, Inc. and affiliated insurance companies. (Life Partners was acquired by Conseco in 1996).

James S. Adams              Chief Accounting Officer of Conseco.
     (Age __)

EXECUTIVE COMPENSATION

Great American Reserve has no full-time employees and does not compensate any employee, officer or director of Great American Reserve.

INDEPENDENT ACCOUNTANTS

The financial statements of Great American Reserve as of December 31, 1996 and 1995, and for the year ended December 31, 1996, the four months ended December 31, 1995, the eight months ended August 31, 1995, and the year ended December 31, 1994, included in this prospectus, have been audited by _______________, independent accountants, as set forth in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL OPINIONS

Blazzard, Grodd & Hasenauer, P.C., Westport, Connecticut, has provided advice on certain matters relating to the federal securities and income tax laws in connection with the contracts described in this prospectus.

FINANCIAL STATEMENTS

The financial statements of Great American Reserve which are included in this prospectus should be considered only as bearing on the ability of Great American Reserve to meet its obligations under the contracts. They should not be considered as bearing on the investment performance of the investment portfolios. The value of the investment portfolios is affected primarily by the performance of the underlying investments.

[FINANCIAL STATEMENTS WILL BE FILED BY AMENDMENT]

          TABLE OF CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION

                                                                          PAGE

Company

Experts

Legal Opinions

Distribution

Performance Information

Tax Status

Annuity Provisions

Financial Statements

                                   APPENDIX A
                             MARKET VALUE ADJUSTMENT

The market value adjustment reflects the impact that changing interest rates have on the value of your money in a guarantee period of the MVA option. The longer the period of time remaining in the term you selected, the greater the impact of changing interest rates. The market value adjustment can be positive or negative. We will apply the following factor to amounts withdrawn, transferred or annuitized from a guarantee period in excess of the MVA waiver amount (see below):


          (1 + A)  N/365
         [_______]        - 1
          (1 + B)

where:

   A is the U.S. Treasury rate that is in effect at the beginning of the guarantee period for the length of the guarantee period you selected.

   B is the current U.S. Treasury rate as of the date of the withdrawal or transfer plus .005. The Treasury rate period is determined by N/365 rounded to the next highest year.

   N is the number of days remaining in the guarantee period.

If the Treasury rate is not available for the period, the rate will be determined by interpolation. If no Treasury rates are available, an index will be selected by Great American Reserve and which will be approved by the state insurance commissioners.

MVA Waiver Amount: After the first year in a guarantee period, you can make one withdrawal or transfer from a guarantee period each year of up to 10% of the value in that guarantee period without the market value adjustment.

EXAMPLES OF THE MARKET VALUE ADJUSTMENT:

EXAMPLE 1: FIVE-YEAR GUARANTEE PERIOD; INCREASE IN TREASURY RATE

Assume you make a $50,000 payment allocated to a 5-year guarantee period on January 1, 1998. The current 5-year Treasury rate is 6.00%, and the current interest rate is 7.00%. On June 13, 1999 you surrender the contract with 3 years and 202 days, or 1,297 days (12/31/2002-6/13/1999) remaining in the guarantee period. The current Treasury rate at this point is found by rounding 3 years, 202 days to the next greatest year and taking the rate for that guarantee period. In this case, we would look at the 4-year rate. Assume that the 4-year Treasury rate on June 13, 1997 is 6.50%. The market value adjustment would be calculated as follows:

Contract value at 6/13/1999 (529 days from the day your contract was issued):

         (529/365)

$50,000 x(1.07) = $55,151.38  MVA Waiver Amount: $ 5,515.14 (10% after year 1)
                              Amount remaining:  $49,636.24

                                       (1,297/365)

$49,636.24 x [( (1+.06)/(1+.065+.005) )            -1] =  -$1,628.83

resulting in an adjustment to the amount you withdraw as follows:

$49,636.24 - $1,628.83 + $5,515.14 = $53,522.55

EXAMPLE 2: FIVE-YEAR GUARANTEE PERIOD; DECREASE IN TREASURY RATE

Assuming the same facts as Example 1, but with a 4-year Treasury rate as of the date of surrender of 5.00%, the following market value adjustment would result:

Contract value at 6/13/1999 (529 days from the day your contact was issued):

          (529/365)

$50,000 x(1.07) = $55,151.38  MVA Waiver Amount: $ 5,515.14 (10% after 1 year)
                              Amount remaining:  $49,636.24

                                 (1,297/365)

$49,636.24 x [( (1+.06)/(1+.050+.005) )     - 1] = $840.99

resulting in an adjustment to the amount you withdraw as follows:

$49,636.24 + $840.99 + $5,515.14 = $55,992.37

(contingent deferred sales charges may also apply)



               If you would like a free copy of the Statement of Additional Information dated _________, 1997, for this prospectus, please complete this form, detach, and mail to:

                            Great American Reserve Insurance Company
                            Administrative Office
                            11815 N. Pennsylvania Street
                            Carmel, Indiana 46032

               -----------------------------------------------------------------


               Please send me a free copy of the statement of additional information for the fixed and variable annuity at the following address:

               Name: _____________________________________________

               Mailing Address: _________________________________________

                                _________________________________________

                                                     Sincerely,
                                                     ---------------------------
                                                        (Signature)


                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

[TO BE FILED BY AMENDMENT]

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Bylaws of the Company (Article VI) provide that:

The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (collectively, "Agent") against expenses (including attorneys' fees), judgments, fines, penalties, court costs and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement (whether with or without court approval), conviction or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the Agent did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. If several claims, issues or matters are involved, an Agent may be entitled to indemnification as to some matters even though he is not entitled as to other matters. Any director or officer of the Corporation serving in any capacity of another corporation, of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation, shall be deemed to be doing so at the request of the Corporation.

Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted directors and officers or controlling persons of the Company pursuant to the foregoing, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

None

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

a.  FINANCIAL STATEMENTS

The financial statements of the Company together with the opinions of an independent certified public accountant will be included in a Pre-Effective Amendment.

b.  EXHIBITS

    1.      Principal Underwriter's Agreement (to be filed by Amendment)

    3.(i)   Company's Articles of Incorporation

    3.(ii)  Company's By-laws

    3.(iii) Resolution of the Board of Directors of the Company

    4.(i)   Individual Fixed and Variable Deferred Annuity Contract

    4.(ii)  Allocated Fixed and Variable Group Annuity Contract

    4.(iii) Allocated Fixed and Variable Group Annuity Certificate

    5.      Opinion of Counsel re: Legality (to be filed by Amendment)

    21.     Company Organizational Chart (to be filed by Amendment)

    23.(i)  Consent of Counsel (to be filed by Amendment)

    23.(ii) Consent of Independent Auditors (to be filed by Amendment)

ITEM 17.  UNDERTAKINGS

The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

         (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carmel, State of Indiana on October 31, 1997.

                                GREAT AMERICAN RESERVE
                                INSURANCE COMPANY
                                   Registrant

                                By: /s/ DONALD F. GONGAWARE
                                ---------------------------
                                        Donald F. Gongaware
                                        President

Attest:

/s/ KARL W. KINDIG
---------------------
Karl W. Kindig

As required by the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                               TITLE                                        DATE
---------                                               -----                                        ----
/S/ NGAIRE E. CUNEO
----------------------                           Director                                          10-31-97
Ngaire E. Cuneo

/S/ STEPHEN C. HILBERT
----------------------                           Director and Chairman                             10-31-97
Stephen C. Hilbert                                    of the Board

/S/ ROLLIN M. DICK
----------------------                           Director, Executive Vice                          10-31-97
Rollin M. Dick                                   President and Chief Financial
                                                 Officer (Principal Financial
                                                 Officer and Principal
                                                 Accounting Officer of the
                                                 Registrant)

/S/ JOHN J. SABL                                 Director, Executive Vice                          10-31-97
_________________________                        President and General Counsel
John J. Sabl

/S/ DONALD F. GONGAWARE                          President and Chief Executive                     10-31-97
-------------------------
Donald F. Gongaware                              Officer (Principal Executive
                                                 Officer of the Registrant)


                                INDEX TO EXHIBITS

EXHIBIT                                                                   PAGE

 3.(i)      Company's Articles of Incorporation

   (ii)     Company's By-laws

   (iii)    Resolution of Board of Directors

 4.(i)      Individual Fixed and Variable Deferred Annuity Contract

   (ii)     Allocated Fixed and Variable Group Annuity Contract

   (iii)    Allocated Fixed and Variable Group Annuity Certificate